UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

The Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
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NUVELO, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 18, 2007

Dear Stockholder:

Please join us for the 2007 Annual Meeting of Stockholders of Nuvelo, Inc. The meeting will be held on Thursday, May 31, 2007 at 11:00 a.m. Pacific Time at Sofitel San Francisco Bay, 223 Twin Dolphin Drive, Redwood City, California 94065, Tel: 650-598-9000.

At this year’s meeting, you will have the opportunity to elect two directors, approve an amendment of the 2004 Equity Incentive Plan (the “2004 Plan”) to increase the number of shares available under it, approve an amendment of the Nuvelo, Inc. Employee Stock Purchase Plan (“Purchase Plan”) to increase the number of shares available under it, ratify the selection of our independent registered public accounting firm, and transact any other business properly presented at the meeting, as more fully described in the accompanying Proxy Statement. If you own shares of common stock at the close of business on April 5, 2007, you will be entitled to vote at the annual meeting. In addition, immediately following the meeting, you will have the opportunity to hear what we have accomplished in our business in the past year and to ask questions. Additional information about the items of business to be discussed at our annual meeting is given in the enclosed Proxy Statement. You will find other detailed information about Nuvelo and our operations in the enclosed 2006 Annual Report, which includes my letter to the stockholders, and the Annual Report on Form 10-K for 2006, which contains Nuvelo’s audited consolidated financial statements.

We hope you can join us on May 31, 2007. If you are planning to attend, please send an e-mail to ir@nuvelo.com so that we may include you on the attendance list. Whether or not you can attend, please read the enclosed Proxy Statement. When you have done so, please mark your votes on the enclosed proxy card, sign, and date the proxy card and return it to us in the enclosed envelope. Your vote is important, so please return your proxy card promptly.

Sincerely,

/s/ Ted. W. Love, M.D.

Ted W. Love, M.D.

Chairman of the Board of Directors

and Chief Executive Officer

201 Industrial Road, Suite 310, San Carlos, CA 94070	tel: 650/517-8000	fax: 650/517-8001	www.nuvelo.com

NUVELO, INC.

201 Industrial Road, Suite 310

San Carlos, California 94070

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 31, 2007

To the Stockholders of Nuvelo, Inc.:

NOTICE IS HEREBY GIVEN, that the annual meeting of stockholders of Nuvelo, Inc., a Delaware corporation (“Nuvelo” the “Company,” or “we”), will be held on May 31, 2007, at 11:00 a.m. Pacific Time, at Sofitel San Francisco Bay, 223 Twin Dolphin Drive, Redwood City, California, for the following purposes:

1	to elect two directors to hold office until the 2010 annual meeting of stockholders or until the election and qualification of their respective successors;

2	to amend the Nuvelo, Inc. 2004 Equity Incentive Plan to increase the shares reserved under it by 2,000,000;

3	to amend the Nuvelo, Inc. Employee Stock Purchase Plan to increase the shares reserved under it by 500,000;

4	to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year 2007; and

5	to transact any other business which is properly brought before the meeting or any adjournment or postponement thereof.

Please refer to the accompanying proxy materials, which form a part of this Notice, for further information about the business to be transacted at the annual meeting.

Only stockholders of record at the close of business on April 5, 2007 are entitled to receive this notice and to vote at the annual meeting or any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the annual meeting shall be open to inspection of any stockholder present at the annual meeting and, for any purpose germane to the annual meeting, during ordinary business hours at our corporate offices at 201 Industrial Road, Suite 310, San Carlos, California 94070, during the ten days prior to the annual meeting.

All stockholders are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting in person, we urge you to ensure your representation by voting by proxy as promptly as possible. You may vote by completing, signing, dating, and returning the enclosed proxy card by mail, as further described on the attached proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. If you attend the annual meeting and vote your shares in person at the meeting, your proxy will not be used.

By order of the Board of Directors:

/s/ Ted. W. Love Ted. W. Love, M.D.
Chairman of the Board of Directors and Chief Executive Officer

April 18, 2007

San Carlos, California 94070

NUVELO, INC.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

May 31, 2007

INTRODUCTION

General

This Proxy Statement is furnished to our stockholders on behalf of our Board of Directors in connection with the solicitation of proxies for use at our annual meeting of stockholders to be held at Sofitel San Francisco Bay on May 31, 2007 at 11:00 a.m. Pacific Time, and at any adjournments or postponements of the annual meeting.

This solicitation is made on behalf of our Board of Directors and we will pay the costs of solicitation. Our directors, officers, and employees may also solicit proxies by telephone, telegraph, fax, or personal interview. We will not pay any additional compensation to directors, officers, or other employees for such services, but may reimburse them for reasonable out-of-pocket expenses in connection with such solicitation. We will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them for sending proxy materials to our stockholders. We have retained Mellon Investor Services to provide proxy solicitation services for us for a one-time fee of $7,500, plus reimbursement of expenses.

A copy of our Annual Report to Stockholders for the year ended December 31, 2006, this Proxy Statement, and accompanying proxy card will be first mailed to stockholders on or about April 18, 2007.

Sofitel San Francisco Bay is located at 223 Twin Dolphin Drive, Redwood City, California 94065, Tel: (650) 598-9000.

Quorum and Voting Requirements

Who Is Entitled to Vote; Record Date

Our issued and outstanding common stock constitutes the only class of securities entitled to vote at the annual meeting. Only holders of record of our common stock at the close of business on April 5, 2007 are entitled to receive this notice and to vote at the annual meeting.

Quorum Requirements

At the close of business on April 5, 2007, 53,302,460 shares of our common stock were issued and outstanding. The presence at the meeting, in person or by proxy, of a majority of the issued and outstanding shares will constitute a quorum. Abstentions and “broker non-votes” ( i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted towards the quorum requirement. Broker non-votes will not be counted towards the vote total for any proposal. Each share of common stock is entitled to one vote.

Voting by Proxy; Revoking Your Proxy

Unless there are different instructions on the proxy, all shares represented by valid proxies (and not revoked before they are voted) will be voted at the meeting for the election of the two nominees for director and Proposals 2, 3, and 4. With respect to any other business that may properly come before the meeting and be submitted to a vote of stockholders, proxies will be voted in accordance with the best judgment of the designated proxy holders.

Stockholders of record may vote by doing one of the following: completing and returning the enclosed proxy card prior to the meeting, voting in person at the meeting, or submitting a signed proxy card at the meeting. All votes cast at the meeting will be tabulated by the persons appointed by us to act as inspectors of election for the meeting.

You may revoke your proxy at any time before it is actually voted at the meeting by:

•	delivering written notice of revocation to our Secretary at 201 Industrial Road, Suite 310, San Carlos, California 94070;

•	submitting a later dated proxy; or

•	attending the meeting and voting in person.

If You Receive More than One Proxy Card

If you receive two or more proxy cards, this means that you hold our shares in multiple accounts at the transfer agent or with the brokers or other custodians of your shares; in this case, please vote with respect to each proxy card in accordance with the procedures described therein to complete your representation.

How to Vote if Your Shares Are Registered in Your Name; You are the Stockholder of Record

If on April 5, 2007, your shares were registered directly in your name with the Company’s transfer agent, U.S. Stock Transfer Corporation, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Your attendance at the meeting will not, by itself, constitute revocation of your proxy. You may also be represented by another person present at the meeting by executing a form of proxy designating that person to act on your behalf. Shares may only be voted by or on behalf of the record holder of shares as indicated in our stock transfer records.

How to Vote if Your Shares Are Registered in the Name of a Broker or Bank; You are the Beneficial Owner

If on April 5, 2007, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

Voting Intentions of our Executive Officers and Directors; Recommendations of Our Directors

Our current executive officers and directors have informed us that they intend to vote, or cause to be voted, all 121,675 shares of common stock held by them at the close of business on April 5, 2007 for each of the nominees for director and for all of the other proposals in this Proxy Statement.

Our Directors recommend that stockholders vote “FOR” each of the nominees for director and all of the Proposals.

Voting on Proposal No. 1:    Election of Board of Directors

Directors will be elected by a plurality of the votes cast for the election of directors, which means that abstentions and broker non-votes will not affect the election of the candidates receiving the plurality of votes. Accordingly, the directorships to be filled at the annual meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, by checking the appropriate box on your proxy card, you may cast your votes in favor of, or withhold your votes with respect to, some or all nominees. Votes that are withheld, or abstentions, will be excluded entirely from the vote on Proposal No. 1 and will have no effect on the outcome of the vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on Proposal No. 1, your broker will have authority to vote your shares on Proposal No. 1.

Voting on Proposal No. 2:    Amendment to Nuvelo, Inc. 2004 Equity Incentive Plan to Increase Shares Available for Issuance under this Plan

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on Proposal No. 2 is required for approval of Proposal No. 2. Abstentions will be counted towards the vote total for Proposal No. 2, and will have the same effect as an “Against” vote.

If you hold your shares through a broker and you do not instruct the broker on how to vote on Proposal No. 2, your broker will not have authority to vote your shares on Proposal No. 2.

Voting on Proposal No. 3:    Amendment to Nuvelo, Inc. Employee Stock Purchase Plan to Increase the Shares Available for Issuance under this Plan

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on Proposal No. 3 is required for approval of Proposal No. 3. Abstentions will be counted towards the vote total for Proposal No. 3, and will have the same effect as an “Against” vote.

If you hold your shares through a broker and you do not instruct the broker on how to vote on Proposal No. 3, your broker will not have authority to vote your shares on Proposal No. 3.

Voting on Proposal No. 4:    Ratification of Selection of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on Proposal No. 4 is required for approval of Proposal No. 4. Abstentions will be counted towards the vote total for Proposal No. 4, and will have the same effect as an “Against” vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on Proposal No. 4, your broker will have authority to vote your shares on Proposal No. 4.

Your vote is important. Accordingly, please sign and return the accompanying proxy card in the accompanying envelope, which is postage prepaid if you mail it in the United States, whether or not you plan to attend the meeting in person.

PROPOSAL NO. 1:

ELECTION OF BOARD OF DIRECTORS

General Information

Our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) provides that the Board of Directors is divided into three classes to provide for staggered terms and that each director will serve for a term of three years or less depending on the class to which the Board of Directors has assigned a director not previously elected by the stockholders. There are currently three Class III directors, whose terms expire at the annual stockholders’ meeting in 2008, and two Class I directors, whose terms expire at the annual stockholders’ meeting in 2009. The Board of Directors has nominated two Class II directors, Mark L. Perry and Barry L. Zubrow, for election to the Board of Directors, each for a three-year term ending on the date of the annual meeting in 2010 or until a successor is duly elected and qualified or appointed. There are no vacancies in the current Board of Directors. We encourage our Board members to attend each annual meeting of stockholders. All of our then current Board members attended our 2006 annual meeting.

Each nominee for director has consented to being named in this Proxy Statement and has indicated his willingness to serve if elected. Unless your vote is withheld, proxies received by us will be voted for the nominees. Proxies cannot be voted for more than two persons. Although we do not anticipate that any nominee will be unavailable for election, if a nominee is unavailable for election, we will vote the proxies for any substitute nominee we may designate.

Each nominee for election to the Board of Directors currently serves as one of our directors and has continually served as a director since the date such person initially became a director, which is set forth below. Each of the nominees for director has previously been elected by our stockholders. In 2006, our Board of Directors met five times and acted by written consent two times. In 2006, each director attended 80% or more of the total meetings of the Board of Directors that were held during the period in 2006 for which the person was a director, except for Dr. Rathmann, who resigned from the Board in May 2006. In 2006, each director who was a member of the Compensation Committee or the Nominating and Corporate Governance Committee of the Board of Directors attended 100% of the meetings of those Committees on which the director served that were held during the period in 2006 for which the director was a Committee member. Each director who was a member of the Audit Committee attended 88% or more of the meetings of that Committee of the Board of Directors that occurred during 2006. The following table sets forth information as of March 31, 2007 with respect to our directors, including the two persons nominated for election at the meeting.

Name of Nominee or Director	Age	Position	Director Since
Ted W. Love, M.D.*	48	Chairman of the Board and Chief Executive Officer	2001
Barry L. Zubrow(2)*	54	Vice Chairman of the Board	2004
James R. Gavin III, M.D., Ph.D.(3)	61	Director	2006
Mary K. Pendergast(1)*	56	Director	2002
Mark L. Perry(2)(3)*	51	Director	2003
Kimberly Popovits(1)(3)	48	Director	2005
Burton E. Sobel, M.D.(1)(2)	69	Director	2004

*	Each of the directors indicated served as a director of Nuvelo, Inc., a Nevada corporation, as of such dates listed, prior to the reincorporation of Nuvelo, Inc. from the State of Nevada to the State of Delaware, which became effective on March 25, 2004.
(1)	Member of Nominating and Corporate Governance Committee
(2)	Member of Audit Committee
(3)	Member of Compensation Committee

The following information, which has been provided by our directors and director nominees, sets forth such person’s principal occupation, employment, and business experience during at least the past five years, and the period during which such person has served as a director of the Company:

Nominees for Election to the Board of Directors for a Three-Year Term Ending in 2010

Mark L. Perry has served as a member of our Board of Directors since October 2003. Since February 2007, Mr. Perry has been the president and chief executive officer of Aerovance, Inc., a private biotechnology company. From April 2004 through January 2007, Mr. Perry was a senior business advisor for Gilead Sciences, Inc., reporting to the CEO. Mr. Perry was an executive officer of Gilead from 1994 to April 2004, serving in a variety of capacities, including general counsel, chief financial officer and most recently, executive vice president of operations, responsible for worldwide sales and marketing, legal, manufacturing and facilities. From 1981 to 1994, Mr. Perry was with the law firm Cooley Godward LLP in San Francisco and Palo Alto, serving as a partner of the firm from 1987 until 1994. Mr. Perry received his J.D. from the University of California, Davis in 1980 and is a member of the California bar. Mr. Perry also serves as a member of the board of directors of NVIDIA Corporation and Aerovance, Inc.

Barry L. Zubrow has served as a member of our Board of Directors since February 2004, as vice chairman of our Board of Directors since March 2005, and as lead independent director as of September 2005. From 1977 to November 2003, Mr. Zubrow held a variety of positions at The Goldman Sachs Group, including chief administrative officer and head of the operations and administration divisions. He received his J.D. and M.B.A. from the University of Chicago. Mr. Zubrow serves as a member of the board of directors of GSC Capital Corp. and serves as chairman of the board of the New Jersey Schools Construction Corporation and Haverford College.

Directors Continuing in Office until the Annual Meeting of Stockholders in 2008

James R. Gavin III, M.D., Ph.D. has served as a member of our Board of Directors since May 2006. Since December 2004, Dr. Gavin has been a clinical professor of medicine at Emory University School of Medicine, and president and chief executive officer of MicroIslet, Inc. Dr. Gavin also has served as executive vice president for clinical affairs at Healing Our Village, Inc. since January 2005. From July 2002 to December 2004, Dr. Gavin was president of the Morehouse School of Medicine. He served as senior scientific officer at the Howard Hughes Medical Institute (HHMI) from 1991 to 2002 and director of HHMI-National Institutes of Health Research Scholars Program from 2000 to 2002. Dr. Gavin was on the faculty at the University of Oklahoma Health Sciences Center as a professor and as chief of the Diabetes Section, acting chief of the Section on Endocrinology, Metabolism and Hypertension, and William K. Warren Professor for Diabetes Studies. He is a member of many advisory boards and medical organizations, including the Institute of Medicine of the National Academy of Sciences and the American Diabetes Association, for which he is a past president. Dr. Gavin holds a B.S. in chemistry from Livingstone College, a Ph.D. in biochemistry from Emory University, and an M.D. from Duke University School of Medicine. Dr. Gavin also serves as a member of the board of directors of Baxter International, Inc., Amylin Pharmaceuticals, Inc., and MicroIslet, Inc.

Mary K. Pendergast has served as a member of our Board of Directors since May 2002. Since September 2003, Ms. Pendergast has been president of Pendergast Consulting. Ms. Pendergast served as executive vice president, government affairs for Elan Corporation from 1998 to December 2003. Ms. Pendergast was deputy commissioner and senior advisor to the Commissioner, Food and Drug Administration, Department of Health and Human Services from 1990 to 1998. Ms. Pendergast received her LL.M. from Yale Law School in 1977, her J.D. from the University of Iowa College of Law in 1976, and her B.A. from Northwestern University in 1972.

Kimberly Popovits has served as a member of our Board of Directors since July 2005. Since February 2002, Ms. Popovits has served as president, chief operating officer, and as a member of the board of directors of Genomic Health, Inc. Prior to joining Genomic Health, Inc., Ms. Popovits served in various roles at Genentech, Inc., most recently as senior vice president, marketing and sales from February 2001 to February 2002, and as vice president, sales from October 1994 to February 2001. Prior to joining Genentech in 1987, she served as division manager for American Critical Care, a division of American Hospital Supply. Ms. Popovits holds a B.A. in business from Michigan State University and currently serves as a member of the board of directors of BayBio.

Directors Continuing in Office until the Annual Meeting of Stockholders in 2009

Ted W. Love, M.D. has served as our president since January 2001, as our chief executive officer since March 2001, as a member of our Board of Directors since February 2001, and as chairman of our Board of Directors since September 2005. Dr. Love served as our president and chief operating officer from January 2001 until March 2001. Prior to joining us, Dr. Love served as senior vice president of development at Theravance Inc. (formerly Advanced Medicine, Inc.) from 1998 to 2001 and as a research physician and vice president of product development at Genentech from 1992 to 1998. Dr. Love holds a B.A. in molecular biology from Haverford College and an M.D. from Yale Medical School. Dr. Love also serves as a member of the board of directors of Santarus, Inc., and Affymax, Inc.

Burton E. Sobel, M.D. has served as a member of our Board of Directors since September 2004. Since June 2005, Dr. Sobel has served as Amidon professor of medicine and biochemistry at the University of Vermont and Fletcher Allen Health Care where he formerly served as chair of the department of medicine from 1994 to June 2005. Dr. Sobel also serves as the director of the Cardiovascular Center for the University of Vermont and Fletcher Allen Health Care, which he has done since 2002. Dr. Sobel served as senior counsel to the executive dean of the University of Vermont College of Medicine and to the executive vice president of Fletcher Allen Health Care from 1996 to 1998. From 1994 to 1996, Dr. Sobel served as professor of medicine at Washington University in St. Louis, Missouri. Dr. Sobel received his M.D. from the Harvard Medical School, magna cum laude, and his A.B. from Cornell University. Dr. Sobel is President-elect for the Society for Experimental Biology and Medicine, and also serves as a member of the board of directors of Ariad Pharmaceuticals, Inc., Clinical Data, Inc., and New River Pharmaceuticals, Inc.

Director Compensation

DIRECTOR COMPENSATION TABLE

The following table sets forth the compensation earned by or awarded to the Company’s non-employee directors during the fiscal year ended December 31, 2006:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James R. Gavin III, M.D., Ph.D.	$12,917	—	$133,784	—	—	—	$146,701
Mary K. Pendergast	$30,000	—	$145,115	—	—	—	$175,115
Mark L. Perry	$40,000	—	$145,115	—	—	—	$185,115
Kimberly Popovits	$30,000	—	$167,921	—	—	—	$197,921
Burton E. Sobel, M.D.	$35,000	—	$153,904	—	—	—	$188,904
Barry L. Zubrow	$43,750	—	$194,782	—	—	—	$238,532
George B. Rathmann, Ph.D.(3)	—	—	$280,620	—	—	—	$280,620

(1)

Amounts reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006, in accordance with Statement of Financial Accounting Standards No. 123 (revised

2004), Share-Based Payment (SFAS 123R), and include amounts attributable to awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are disclosed in Note 1 to the Company’s Consolidated Financial Statements for the year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007. However, as required, amounts shown above exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)	The grant date fair values of options granted to each of the above directors in 2006 were as follows: $220,955 with respect to the option granted to Dr. Gavin; $132,573 with respect to each of the options granted to Ms. Pendergast, Mr. Perry, Ms. Popovits and Dr. Sobel, and $176,764 with respect to the option granted to Mr. Zubrow. Grant date fair values were determined in accordance with SFAS 123R. Assumptions used in the calculation of these amounts are disclosed in Note 1 to the Company’s Consolidated Financial Statements for the year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007. As of December 31, 2006, the aforementioned directors held options to purchase the following number of shares of the Company’s common stock: Dr. Gavin, 25,000; Ms. Pendergast, 69,166; Mr. Perry, 0; Ms. Popovits, 40,000; Dr. Sobel, 27,500; Mr. Zubrow, 85,833; and Dr. Rathmann, 1,202,666.
(3)	Dr. Rathmann, who resigned from the Board in May 2006, elected to receive no cash compensation in 2006 for his Board service.

2006 and 2007 Director Compensation

The Nominating and Corporate Governance Committee of the Board of Directors, in accordance with its Charter, is responsible for periodically making recommendations to the Board with respect to the compensation of Board members. The Committee performed an evaluation of Board member compensation in 2005, and may conduct another such evaluation during the second half of 2007.

Annual Cash Retainer Fees

Each non-employee director, other than Dr. Rathmann, who resigned from the Board in May 2006, is entitled to an annual retainer fee of $20,000. The Audit Committee chair is entitled to receive an additional $20,000 for service as the Audit Committee chair. If a non-employee director is the chair of any other Committee, that director is entitled to receive an additional $10,000 per chair. Each of the members of the Audit Committee, other than the chair, is entitled to receive an additional $10,000 for his or her service on the Audit Committee. For membership on any other Committee, except for the chair of such Committee, a non-employee director is entitled to receive an additional $5,000. Board members are not entitled to receive any other cash compensation for their Board service. Dr. Rathmann elected to receive no cash compensation in 2006 for his Board service. If a Board member were to resign or assume additional Board responsibilities within a year, the Board member’s cash compensation would be adjusted the next quarter to reflect the change. Finally, each director has the option to convert the previously mentioned retainer fees into deferred stock units, in accordance with the terms of a deferred stock unit plan pursuant to our 2004 Equity Incentive Plan.

Annual Stock Option Grants

On the date of the 2006 annual meeting of the stockholders, the vice chairman received a fully vested option to purchase 20,000 shares of the Company’s common stock under the 2004 Plan, and all other non-employee directors received a fully vested option to purchase 15,000 shares of the Company’s common stock under the 2004 Plan. The purchase price for these options is the average of the high and the low price for the Company’s common stock on the date of the Company’s 2006 annual meeting of stockholders.

On the date of the 2007 annual meeting of the stockholders, the vice chairman will receive a fully vested option to purchase 20,000 shares of the Company’s common stock under the 2004 Plan, and all other non-employee directors will receive a fully vested option to purchase 15,000 shares of the Company’s common stock under the 2004 Plan. The purchase price for these options will be the average of the high and the low price for the Company’s common stock on the date of the Company’s 2007 annual meeting of stockholders.

Appointment Grants

If at any time the Board appoints a new, non-employee chairman of the Board, the new chairman will be granted an option to purchase 50,000 shares of the Company’s common stock at the average of the high and the low price for the Company’s common stock on the date of grant. If at any time the Board appoints a new, non-employee vice chairman of the Board, the new vice chairman will be granted an option to purchase 35,000 shares of the Company’s common stock at the average of the high and the low price for the Company’s common stock on the date of grant. If at any time the Board appoints a new non-employee director, the new director will be granted an option to purchase 25,000 shares of the Company’s common stock at average of the high and the low price for the Company’s common stock on the date of grant. These grants of our common stock for appointments will vest 50% on the date of grant and 50% on the first year anniversary of the date of grant.

The annual grants issued to our Board in 2006 were made, and the annual grants anticipated to be issued to our Board in 2007 will be made, pursuant to the forms of Stock Option Agreement and Notice of Grant of Stock Option filed as exhibits to the Form 8-K filed on September 20, 2004, as amended in March 2005. In March 2005, the Compensation Committee approved the amendment of the form of Stock Option Agreement for the members of our Board to provide that the period of exercisability of the stock option following termination of service as a director will begin to run upon the expiration of any lock-up agreement that the director has entered into to facilitate a Company transaction, rather than upon termination of Board service.

Board Independence and Corporate Governance

As part of its service, the Board of Directors strives to regularly evaluate the Company’s corporate governance policies and to compare those policies to standards established by current rules and regulations of various governmental authorities, other public companies and recommendations of other corporate governance groups and authorities. In connection with this process of self-evaluation, the Board, upon recommendation of its Nominating and Corporate Governance Committee, adopted a set of Corporate Governance Guidelines to assist in the exercise of its responsibilities in serving the best interests of the Company and its stockholders. In 2006, the independent directors of the Board of Directors met two times without management or the non-independent directors of the Board of Directors.

The Board of Directors has reviewed the relationships between each member of the Board of Directors, their immediate family members and affiliates, and the Company. Accordingly, the Board has determined that Dr. Gavin, Ms. Pendergast, Mr. Perry, Ms. Popovits, Dr. Sobel, and Mr. Zubrow, which individuals constitute a majority of the Board of Directors, qualify as “independent” directors in accordance with the listing standards of the Nasdaq Global Market (“Nasdaq”). As part of its ongoing evaluation process, the Board of Directors will continue to monitor best corporate governance practices. Based upon this process, the Board may from time to time adopt additional policies or procedures to comply with new laws and legislation and any changes to rules made by the Securities and Exchange Commission and Nasdaq.

In March 2007, the Board adopted an amended and restated Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all of the Company’s directors, officers, and employees, and establishes the Company’s expectations for its consultants, contractors, representatives, and agents. The Code of Conduct promotes the ethical and honest conduct of the Company’s directors, officers, and employees and addresses the use of Company assets, confidential information, gifts and gratuities, equal opportunity and unlawful harassment, workplace violence, health, safety, and the environment, the Company’s commitment to quality research and development, interactions with healthcare professionals, public communications, the importance of accurate and reliable company records, such as financial records and public reports, the identification and disclosure of conflicts of interest, securities and insider trading, the foreign corrupt practices act and improper payments, fair competition and antitrust, political contributions and activities, advertising and promotional standards, and compliance with laws and regulations. The Board has determined that the Code of Conduct is a code of ethics in compliance with applicable Nasdaq rules.

The Company’s Corporate Governance Guidelines, Committee charters and Code of Conduct are located on the Company’s website at www.nuvelo.com in the section titled, “Investors,” under the subsection titled, “Corporate Governance.” If the Company makes any substantive amendments to the Code of Conduct or grants any waiver from a provision of the Code of Conduct to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website and file any current report on Form 8-K required by applicable law or Nasdaq listing standards. Information found on our website is not incorporated by reference into this report.

Committees of the Board of Directors

Our Board of Directors has three standing Committees, the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee.

Compensation Committee

Our Compensation Committee reviews and approves the Company’s goals and objectives relevant to the compensation of executive officers and other senior management, sets compensation and bonus levels for the Company’s executive officers that correspond to the Company’s goals and objectives, and reviews and makes recommendations to our Board regarding our compensation policies, programs, practices, and procedures designed to contribute to our success, in accordance with its charter. The Compensation Committee also evaluates the Company’s goals and objectives related to the compensation of our chief executive officer and his performance in light of such goals and objectives and sets the chief executive officer’s compensation level and bonus based on this evaluation. Starting this year, the Compensation Committee also began to review with management the Compensation Discussion and Analysis and to consider whether to recommend its inclusion in this Proxy Statement and other filings. The Compensation Committee administers the 2004 Equity Incentive Plan and the Employee Stock Purchase Plan. The Compensation Committee also administers the 1995 Stock Option Plan, the Directors Plan, the Scientific Advisory Board/Consultants Stock Option Plan, and the 2002 Equity Incentive Plan. Since the approval of the 2004 Equity Incentive Plan by the stockholders at the 2004 annual meeting of the stockholders, the Company no longer makes grants under the 1995 Stock Option Plan, the Directors Plan, the Scientific Advisory Board/Consultants Stock Option Plan, or the 2002 Equity Incentive Plan. The Compensation Committee also makes recommendations to the Board regarding incentive-compensation plans and other equity-based plans. Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees, as appropriate, to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to non-management employees. The Committee has delegated to Dr. Love the authority to approve option grants for officers who are not executive officers, subject to compliance with the Company’s policies, including guidelines that set ranges for option grants by salary range or job level, and subject to the Committee’s approval of a pool of stock options each year for annual performance grants. The Company’s Compensation Committee Charter is located on the Company’s website at www.nuvelo.com in the section titled, “Investors,” under the subsection titled, “Corporate Governance.”

In 2006, at the recommendation of management, the Committee approved the retention of Radford Consulting and Surveys, a division of Aon Corporation, or Radford, as compensation consultants for the Committee and the Company. At the Committee’s direction, Radford provided advice to management and the Board regarding the Company’s equity compensation practices in connection with its 2006 proposal to increase the number of shares available for grant under the 2004 Plan, executive compensation for all employees at the level of vice president and above, and the Company’s cash bonus program and 401(k) Plan matching contribution policy.

Mr. Perry, as the chairperson, Dr. Gavin and Ms. Popovits presently serve on the Compensation Committee. Mr. Perry, Ms. Popovits and Dr. Gavin all have extensive experience in executive management in the biotechnology industry, including experience with compensation practices and policies. The current members of the Compensation Committee are “independent” (as independence is defined by the Nasdaq listing standards). From January 1, 2006 through September 18, 2006, the Compensation Committee consisted of Ms. Popovits, Mr. Perry, and Mr. Zubrow. From September 18, 2006 through the end of the 2006 fiscal year, the Compensation Committee consisted of Dr. Gavin, Mr. Perry, and Ms. Popovits. The Compensation Committee met seven times during 2006, and met often in executive session. Each member of the Compensation Committee attended all of the meetings held during the period in 2006 for which the director was a Committee member. The report of our Compensation Committee is included on page 48 of this Proxy Statement.

The specific determinations of the Compensation Committee with respect to executive compensation for fiscal ending December 31, 2006, are described in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement.

Audit Committee

Our Audit Committee reviews our annual audit and meets with our independent registered public accounting firm and management to review our internal controls, results of fiscal policies and financial management practices. The functions of the Audit Committee include selecting, evaluating, and where necessary, replacing the independent registered public accounting firm retained by the Company; consulting with our independent registered public accounting firm regarding their audit, their opinion, and the Company’s Forms 10-Q and 10-K; approving the audit and non-audit services of our independent registered public accounting firm and the terms of their engagement; meeting with our management; reviewing both the independent registered public accounting firm and management reports; recommending changes in financial policies and procedures that may be suggested by our independent registered public accounting firm; and preparing the Audit Committee report included in our Proxy Statement. Our Board has adopted a written charter for the Audit Committee, which is located on the Company’s website at www.nuvelo.com in the section titled, “Investors” under the subsection titled, “Corporate Governance.”

Mr. Zubrow, as the chairperson, Mr. Perry and Dr. Sobel presently serve on the Audit Committee, and served on the Audit Committee throughout the 2006 calendar year. The Audit Committee met nine times during 2006, and each then-current member attended eight or more of the nine meetings. The Board has determined that all three current Committee members are “independent” directors, as determined in accordance with Rule 10A-3(b)(1) of the Exchange Act and Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards. The Board has determined that Mr. Perry and Mr. Zubrow are each an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. Mr. Perry served as chief financial officer for Gilead Sciences, Inc. for four years, with financial oversight and supervisory responsibilities. Mr. Zubrow has over twenty-six years of corporate finance experience, and held such positions as chief administrative officer and head of operations for The Goldman Sachs Group, in which positions he had financial oversight and supervisory responsibilities. The report of our Audit Committee is included on page 50 of this Proxy Statement.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee, in accordance with its Charter, considers the qualifications of, proposes, and recommends individuals for Board membership and senior management positions. Other duties and responsibilities of the Nominating and Corporate Governance Committee include making recommendations to the Board regarding the Company’s corporate governance policies, business conduct, and ethics; evaluating the size and composition of the Board and its Committees; and reviewing the annual performance of the Board. The Company’s Nominating and Corporate Governance Committee Charter is accessible on the Company’s website at www.nuvelo.com, in the section titled, “Investors,” under the subsection titled, “Corporate Governance.”

Ms. Pendergast, Ms. Popovits and Dr. Sobel presently serve on the Nominating and Corporate Governance Committee, and served on the Committee throughout the 2006 calendar year. Each then current Nominating and Corporate Governance Committee member attended all of the six meetings of the Nominating and Corporate Governance Committee held during 2006. The Board determined that Ms. Pendergast, Ms. Popovits, and Dr. Sobel are “independent” members of the Nominating and Corporate Governance Committee (as independence is defined in the Nasdaq listing standards).

The Board has adopted a process for identifying and evaluating director nominees, including stockholder nominees. Before recommending an individual to the Board for Board membership, the Nominating and Corporate Governance Committee canvases its members and the Company’s management team for potential members of the Board of Directors. The Nominating and Corporate Governance Committee will consider stockholders’ recommendations for nominees to serve as director if notice is timely received by the Secretary of the Company. Candidates nominated by stockholders will be evaluated in the same manner as other candidates. The Nominating and Corporate Governance Committee keeps the Board regularly apprised of its discussions with potential nominees, and the names of potential nominees received from its current directors, management, and stockholders, if the stockholder notice of nomination is timely made. Although the Board has not adopted a fixed set of minimum qualifications for candidates for Board membership, the Nominating and Corporate Governance Committee generally considers several factors in its evaluation of each potential member, such as the potential member’s area of expertise, education, and professional background, experience in corporate governance, the reasonable availability of the potential member to devote time to the affairs of the Company, as well as any other criteria deemed relevant by the Board or the Nominating and Corporate Governance Committee. After determining that a potential candidate may be qualified, the Nominating and Corporate Governance Committee will make a further investigation and interview the candidate. The Nominating and Corporate Governance Committee will select, by majority vote, the most qualified candidate or candidates, for recommendation to the Board for approval as a director nominee. Dr. Gavin’s appointment to the Board in May 2006 was approved by all members of the Board, upon recommendation by the Nominating and Corporate Governance Committee to the Board, in accordance with the selection process described above. Neither the Company nor the Nominating and Corporate Governance Committee paid any fees to any third party to identify Board candidates during 2006 up through April 18, 2007.

Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee addressed to the Corporate Secretary, at least 120 days prior to the anniversary date of our last Annual Meeting of Stockholders. Recommendations must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the recommending stockholder is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. No such recommendation of a nominee to the Nominating and Corporate Governance Committee shall be deemed to satisfy the nomination requirements set forth in our Bylaws. To date, the Nominating and Corporate Governance Committee has not rejected a timely director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

Stockholder Communications with the Board of Directors

We have adopted a formal process by which stockholders may communicate with our Board of Directors. This information is available on our website at www.nuvelo.com, under the section titled, “Investors,” under the subsection titled, “Corporate Governance.”

Required Vote and Board of Directors Recommendation

Directors will be elected by a plurality of the votes cast for the election of directors. The two nominees receiving the most “For” votes (among votes properly cast either in person or by proxy) will be elected. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will have authority to vote your shares on this proposal. Abstentions will be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR THE DIRECTORS

NOMINATED IN THIS PROPOSAL NO. 1.

PROPOSAL NO. 2:

AMENDMENT TO NUVELO, INC. 2004 EQUITY INCENTIVE PLAN

TO INCREASE SHARES AVAILABLE FOR ISSUANCE UNDER THIS PLAN

At the annual meeting of stockholders, the Company’s stockholders will be asked to approve an amendment to the Nuvelo, Inc. 2004 Equity Incentive Plan (the “2004 Plan”) to increase the number of shares of common stock available for issuance under the 2004 Plan by 2,000,000 shares. The 2004 Plan was originally adopted effective as of May 6, 2004, and replaced the Company’s 2002 Equity Incentive Plan, Director Stock Option Plan, Scientific Advisory Board/Consultants Stock Option Plan, 1995 Stock Option Plan and the Variagenics 1997 Employee, Director & Consultant Stock Option Plan (collectively the “Prior Plans’) and was subsequently amended and restated as of May 24, 2006.

The Board of Directors believes that we must offer a competitive equity incentive program if we are to continue to successfully attract and retain the best possible candidates for positions of responsibility. The Board of Directors expects that the 2004 Plan will continue to be an important factor in attracting, retaining, and rewarding the high caliber employees essential to our success and in motivating these individuals to strive to enhance our growth and profitability.

On March 14, 2007, the Board of Directors approved the amendment of the 2004 Plan, subject to stockholder approval, to increase the number of shares of common stock available for issuance under the 2004 Plan by 2,000,000 shares.

Limit on Grants Made under the 2004 Plan during 2006, 2007 and 2008

In our 2006 Proxy Statement, our Board of Directors committed to our stockholders that for fiscal years 2006, 2007 and 2008, the Board will not grant during such three fiscal years a number of shares subject to options or other awards to employees (whether under the 2004 Plan or other plans not approved by stockholders) such that the average number of shares granted during each of the three fiscal years is greater than 5.57% of the average number of shares of our common stock that were outstanding at the end of each of the three fiscal years. For fiscal year 2006, the number of options granted as a percentage of the number of shares of our common stock outstanding at December 31, 2006 was 4.19%. For purposes of calculating the number of shares granted in a year, stock awards and restricted stock awards, if any, will count as equivalent to (i) 1.5 option shares if our annual stock price volatility is 53% or higher, (ii) two option shares if our annual stock price volatility is between 25% and 52%, and (iii) four option shares if our annual stock price volatility is less than 25%. For fiscal year 2006, the Company’s stock price volatility measured approximately 176%. The above calculation does not include the grant of an option with an exercise price that is less than the fair market value on the date of grant because the 2004 Plan does not permit such stock option grants. Stock appreciation rights or full value shares settled in cash will not be included in the calculation of the shares granted in a year.

Summary of the 2004 Plan

Below is a summary of the principal provisions of the 2004 Plan, as amended and restated, which summary is qualified in its entirety by reference to the full text of the 2004 Plan. The 2004 Plan has been filed with the SEC as Appendix A to this Proxy Statement and may be accessed from the SEC’s homepage (www.sec.gov). Any stockholder that wishes to obtain a copy of the actual plan document may do so by written request to: Secretary, Nuvelo, Inc., 201 Industrial Road, Suite 310, San Carlos, California 94070.

General.    The purpose of the 2004 Plan is to advance the interests of the Company by providing an incentive program that will enable the Company to attract and retain employees, consultants, and directors upon whose judgment, interest, and efforts the Company’s success is dependent and to provide them with an equity interest in the success of the Company in order to motivate superior performance. These incentives are provided through the grant of stock options (including indexed options), stock appreciation rights, restricted stock purchase rights, restricted stock bonuses, restricted stock units, performance shares, performance units, and deferred stock units.

Authorized Shares.    As of March 31, 2007, a maximum of 9,735,444, reduced at any time by the number of shares subject to outstanding stock options granted under the Prior Plans, of the authorized but unissued or reacquired shares of our common stock may be issued under the 2004 Plan. The Board of Directors has amended the 2004 Plan, subject to stockholder approval, to increase the maximum number of shares that may be issued under the 2004 Plan to 13,904,085. However, the actual number of awards which may be granted under the 2004 Plan shall be reduced, at all times, by the number of stock options outstanding under the Prior Plans. As of March 31, 2007, stock options to purchase 595,396 shares of our common stock were outstanding under our Prior Plans, and stock options to purchase 7,553,680 shares and restricted stock units to receive 154,500 shares of our common stock were outstanding under the 2004 Plan.

No more than one million (1,000,000) shares of this 2004 Plan reserve may be issued upon the exercise or settlement of any restricted stock purchase rights, restricted stock bonuses, restricted stock units, performance shares, and performance units. If any award granted under the 2004 Plan, or under the Prior Plans, expires, lapses, or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company, any such shares that are reacquired or subject to such a terminated award will again become available for issuance under the 2004 Plan. Upon any stock dividend, stock split, reverse stock split, recapitalization, or similar change in our capital structure, appropriate adjustments will be made to the shares subject to the 2004 Plan, to the award grant limitations and to all outstanding awards. However, shares shall not become re-available for issuance under the 2004 Plan if they were (i) withheld or surrendered to satisfy tax withholding obligations, (ii) surrendered in payment of stock option exercise prices (either by means of a cashless exercise, attestation or actual surrender of shares), or (iii) subject to the grant of a stock appreciation right which was not issued upon settlement of the stock appreciation right.

Administration.    The 2004 Plan will be administered by the Compensation Committee of the Board of Directors duly appointed to administer the 2004 Plan, or, in the absence of such Committee, by the Board of Directors. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code of 1986, or the Code, administration must be by a compensation committee comprised solely of two or more “outside directors” within the meaning of Section 162(m). (For purposes of this summary, the term “Committee” will refer to either such duly appointed committee or the Board of Directors.) Subject to the provisions of the 2004 Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of their terms and conditions. The Committee may, subject to certain limitations on the exercise of its discretion required by Section 162(m), amend, cancel, renew, or grant a new award in substitution for, any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend, or defer the vesting of any award. However, the 2004 Plan forbids, without stockholder approval, the repricing of any outstanding stock option and/or stock appreciation right. In addition, the 2004 Plan forbids any restricted stock award to be granted, or subsequently amended to provide, for (1) any acceleration of vesting for any reason other than upon a Change in Control or after a participant’s death or disability, and (2) vesting of one hundred percent (100%) of any such award prior to the passage of three years of service (unless the award will vest after satisfying specified performance measurements). The 2004 Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer, or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2004 Plan. The Committee will interpret the 2004 Plan and awards granted thereunder, and all determinations of the Committee will be final and binding on all persons having an interest in the 2004 Plan or any award.

Eligibility.    Awards may be granted to employees, directors, and consultants of the Company or any present or future parent or subsidiary corporations of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of March 31, 2007, the Company had approximately 127 employees, including four executive officers, 11 consultants and six non-employee directors, all of who would be eligible under the 2004 Plan.

Stock Options.    Each option granted under the 2004 Plan must be evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 2004 Plan. The exercise price of each option may not be less than the fair market value of a share of Common Stock on the date of grant. For the purpose of the 2004 Plan, and this proposal, the term “fair market value” is defined by the 2004 Plan to mean the average of the high and low price of a share of our common stock as reported on the Nasdaq Global Market for any applicable date. Any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “Ten Percent Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant. The exercise price of each indexed stock option, and the terms and adjustments which may be made to such an option, will be determined by the Committee in its sole discretion at the time of grant. On March 30, 2007, the closing price of the Company’s Common Stock on the Nasdaq Global Market was $3.68 per share. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year of the Company options which in the aggregate are for more than seven hundred and fifty thousand (750,000) shares, provided however, that the Company may make an additional one-time grant to any newly-hired employee of a stock option for the purchase of up to an additional five hundred thousand (500,000) shares.

The 2004 Plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent, by the assignment of the proceeds of a sale with respect to some or all of the shares being acquired upon the exercise of the option, to the extent legally permitted, by tender of shares of Common Stock owned by the optionee having a fair market value not less than the exercise price, by such other lawful consideration as approved by the Committee, or by any combination of these. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the optionee has made adequate provision for federal, state, local, and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by the Company, through the optionee’s surrender of a portion of the option shares to the Company.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any option granted under the 2004 Plan is ten years, provided that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five years. The Committee will specify in each written option agreement, and solely in its discretion, the period of post-termination exercise applicable to each option.

Generally, stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee’s lifetime only by the optionee. However, a nonstatutory stock option may be assigned or transferred to the extent permitted by the Committee in its sole discretion.

Stock Appreciation Rights.    Each stock appreciation right granted under the 2004 Plan must be evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the 2004 Plan. A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of Company Common Stock between the date of grant of the award and the date of its exercise. The Company may pay the appreciation either in cash or in shares of Common Stock. The Committee may grant stock appreciation rights under the 2004 Plan in tandem with a related stock option or as a freestanding award. A tandem stock appreciation right is exercisable only at the time and to the same extent that the related option is exercisable, and its exercise causes the related option to be canceled. Freestanding stock appreciation rights vest and become exercisable at the times and on the terms established by the Committee. The maximum term of any stock appreciation right granted under the 2004 Plan is ten years. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year of the Company stock appreciation rights which in the aggregate are for more than seven hundred and fifty thousand (750,000) shares, provided however, that the Company may make an additional one-time grant to any newly-

hired employee of a stock appreciation right for the purchase of up to an additional five hundred thousand (500,000) shares. Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant’s lifetime only by the participant.

Restricted Stock Awards.    The Committee may grant restricted stock awards under the 2004 Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase Common Stock, or in the form of a restricted stock bonus, for which the participant furnishes consideration in the form of services to the Company. The Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our Common Stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Committee specifies, and the shares acquired may not be transferred by the participant until vested. Unless otherwise provided by the Committee, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service. Participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year of the Company more than four hundred thousand (400,000) shares of restricted stock on which the restrictions are based on performance criteria, provided however, that the Company may make an additional one-time grant to any newly-hired employee of a restricted stock award of up to an additional one hundred and fifty thousand (150,000) shares.

Restricted Stock Units.    The Committee may grant restricted stock units under the 2004 Plan which represent a right to receive shares of Common Stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company. The Committee may grant restricted stock unit awards subject to the attainment of performance goals similar to those described below in connection with performance shares and performance units, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of Common Stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle their holders to receive dividend equivalents, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends we pay. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year of the Company more than four hundred thousand (400,000) shares of restricted stock on which the restrictions are based on performance criteria, provided however, that the Company may make an additional one-time grant to any newly-hired employee of a restricted stock award of up to an additional one hundred and fifty thousand (150,000) shares.

Performance Awards.    The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares or performance units. Performance shares and performance units are unfunded bookkeeping entries generally having initial values, respectively, equal to the fair market value determined on the grant date of a share of Common Stock and $100 per unit. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of Common Stock (including shares of restricted stock) or any combination thereof. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, for each fiscal year of the Company contained in the applicable performance period, no employee may be granted performance shares that could result in the employee receiving more than four hundred thousand (400,000) shares of Common Stock or performance units that could result in the employee receiving more than two million dollars ($2,000,000). A participant may receive only one performance award with respect to any performance period.

Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the Committee will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and each parent and subsidiary corporation consolidated therewith for financial reporting purposes, or such division or business unit of the Company as may be selected by the Committee. The Committee, in its discretion, may base performance goals on one or more of the following such measures: revenue, gross margin, operating margin, operating income, pre-tax profit, earnings before interest, taxes, depreciation and/or amortization, net income, cash flow, expenses, stock price, earnings per share, return on stockholder equity, return on capital, return on net assets, economic value added, number of customers, market share, same store sales, return on investment, profit after tax, product approval, and customer satisfaction. The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the Committee. The degree of attainment of performance measures will, according to criteria established by the Committee, be computed before the effect of changes in accounting standards, restructuring charges, and similar extraordinary items occurring after the establishment of the performance goals applicable to a performance award.

Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable to the participant on the basis of the performance goals attained. However, no such reduction may increase the amount paid to any other participant. In its discretion, the Committee may provide for the payment to a participant awarded performance shares of dividend equivalents with respect to cash dividends paid on the Company’s Common Stock. Performance award payments may be made in lump sum or in installments. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalents or interest during the deferral period.

Unless otherwise provided by the Committee, if a participant’s service terminates due to the participant’s death, disability, or retirement prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of months of the participant’s service during the performance period. If a participant’s service terminates prior to completion of the applicable performance period for any other reason, the 2004 Plan provides that, unless otherwise determined by the Committee, the performance award will be forfeited. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

Deferred Stock Awards.    The 2004 Plan provides that certain participant’s who are executives or members of a select group of highly compensated employees may elect to receive, in lieu of payment in cash or stock of all or any portion of such participant’s cash and/or stock compensation, an award of deferred stock units. A participant electing to receive deferred stock units will be granted automatically, on the effective date of such deferral election, an award (a “Deferred Stock Unit Award”) for a number of stock units equal to the amount of the deferred compensation divided by an amount equal to the fair market value of a share of our Common Stock as quoted by securities exchange or market system on which the Common Stock is listed on the date of grant. A stock unit is an unfunded bookkeeping entry representing a right to receive one share of our Common Stock in accordance with the terms and conditions of the Deferred Stock Unit Award. Participants are not required to pay any additional cash consideration in connection with the settlement of a Deferred Stock Unit Award. A participant’s compensation not paid in the form of a Deferred Stock Unit Award will be paid in cash in accordance with the Company’s normal payment procedures.

Each Deferred Stock Unit Award will be evidenced by a written agreement between the Company and the participant specifying the number of stock units subject to the award and the other terms and conditions of the

Deferred Stock Unit Award, consistent with the requirements of the 2004 Plan. Deferred Stock Unit Awards are fully vested upon grant and will be settled by distribution to the participant of a number of whole shares of Common Stock equal to the number of stock units subject to the award within 30 days following the earlier of (i) the date on which the participant’s service terminates or (ii) an early settlement date elected by the participant in accordance with the terms of the 2004 Plan at the time of his or her election to receive the Deferred Stock Unit Award. A holder of a stock unit has no voting rights or other rights as a stockholder until shares of Common Stock are issued to the participant in settlement of the stock unit. However, participants holding stock units will be entitled to receive dividend equivalents with respect to any payment of cash dividends on an equivalent number of shares of Common Stock. Such dividend equivalents will be credited in the form of additional whole and fractional stock units determined by the fair market value of a share of Common Stock on the dividend payment date. Prior to settlement, no Deferred Stock Unit Award may be assigned or transferred other than by will or the laws of descent and distribution.

Change in Control.    The 2004 Plan defines a “Change in Control” of the Company as any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the event, direct or indirect beneficial ownership of a majority of the total combined voting power of the voting securities of the Company, its successor or the corporation to which the assets of the Company were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company. If a Change in Control occurs, the surviving, continuing, successor, purchasing, or parent corporation thereof may either assume all outstanding awards or substitute new awards having an equivalent value.

In the event of a Change in Control and the outstanding stock options and stock appreciation rights are not assumed or replaced, then all unexercisable, unvested, or unpaid portions of such outstanding awards will become immediately exercisable, vested, and payable in full immediately prior to the date of the Change in Control.

In the event of a Change in Control, the lapsing of all vesting conditions and restrictions on any shares subject to any restricted stock award, restricted stock unit, or performance award held by a participant whose service with the Company has not terminated prior to the Change in Control shall be accelerated effective as of the date of the Change in Control. For this purpose, the value of outstanding performance awards will be determined and paid on the basis of the greater of (i) the degree of attainment of the applicable performance goals prior to the date of the Change in Control or (ii) 100% of the pre-established performance goal target.

Any award not assumed, replaced, or exercised prior to the Change in Control will terminate. The 2004 Plan authorizes the Committee, in its discretion, to provide for different treatment of any award, as may be specified in such award’s written agreement, which may provide for acceleration of the vesting or settlement of any award, or provide for longer periods of exercisability, upon a Change in Control.

Termination or Amendment.    The 2004 Plan will continue in effect until the first to occur of (i) its termination by the Committee, (ii) the date on which all shares available for issuance under the 2004 Plan have been issued and all restrictions on such shares under the terms of the 2004 Plan and the agreements evidencing awards granted under the 2004 Plan have lapsed, or (iii) the tenth anniversary of the 2004 Plan’s effective date. The Committee may terminate or amend the 2004 Plan at any time, provided that no amendment may be made without stockholder approval if the Committee deems such approval necessary for compliance with any applicable tax or securities law or other regulatory requirements, including the requirements of any stock exchange or market system on which the Common Stock of the Company is then listed. No termination or amendment may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not adversely affect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation, or rule.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2004 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options.    An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the determination date (see discussion under “Nonstatutory Stock Options” below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under “Nonstatutory Stock Options” below) is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options and Indexed Stock Options.    Options not designated or qualifying as incentive stock options, or as an indexed stock option, will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture (as in the case where an optionee is permitted to exercise an unvested option and receive unvested shares which, until they vest, are subject to the Company’s right to repurchase them at the original exercise price upon the optionee’s termination of service) and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights.    No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares of our Common Stock received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards.    A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the “determination date” (as defined above under “Nonstatutory Stock Options”). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Performance and Restricted Stock Units Awards.    A participant generally will recognize no income upon the grant of a performance share, performance units, or restricted stock units award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above (see discussion under “Restricted Stock”). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date” (as defined above under “Nonstatutory Stock Options”), will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Deferred Stock Unit Awards.    A participant generally will recognize no income upon the grant of a Deferred Stock Unit Award. Upon the settlement of such an award, the participant normally will recognize ordinary income in the year of settlement in an amount equal to the fair market value of any unrestricted shares of our Common Stock received. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

2004 Plan Benefits

With the exception of stock options that will be granted to non-employee directors, all awards under the 2004 Plan are granted at the discretion of the Committee, and, accordingly, are not yet determinable. No awards have been made under the 2004 Plan which would be issued pursuant to the 2,000,000 share increase requested by this Proposal. Benefits under the 2004 Plan depend on a number of factors, including the fair market value of the Company’s common stock on future dates, actual Company performance against performance goals established with respect to performance awards and decisions made by the participants. Consequently, other than the stock options to be granted to non-employee directors, it is not possible to determine the benefits that might be received by participants under the 2004 Plan. The table below sets forth the stock options granted under the 2004 Plan during the fiscal year ending December 31, 2006 to each of our executive officers named in the Summary Compensation Table and certain specified groups. This table is furnished pursuant to the rules of the Securities and Exchange Commission:

Name and Position	Number of Securities Underlying Options Granted	Weighted Average Exercise Price per Share
Ted W. Love, M.D. Chairman of the Board of Directors and Chief Executive Officer	375,000	$16.74

H. Ward Wolff Senior Vice President, Finance and Chief Financial Officer	175,000	$17.03

Michael D. Levy, M.D. Executive Vice President of Research and Development	80,000	$16.74

Lee Bendekgey Senior Vice President and General Counsel	50,000	$16.74

Gary S. Titus Former Acting Chief Financial Officer and Chief Accounting Officer	30,000	$16.74

All current executive officers as a group (4 persons)	680,000	$16.81

All current directors who are not executive officers, as a group	105,000	$14.66

All employees, excluding our current and former executive officers, as a group	1,402,200	$16.49

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2006 for all of our equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (a)
Equity compensation plans approved by security holders	7,854,772	$16.07	2,547,338
Equity compensation plans not approved by security holders(1)	106,873	$37.32	—

Total	7,961,645	$16.35	2,547,338

(1)	Consists of options granted to a former director and an executive officer of the Company described below which are not required to be and have not been approved by our stockholders.

Non-Stockholder Approved Equity Arrangements

On October 30, 1998, we granted an option to purchase 820 shares of common stock at an exercise price of $14.25 per share to Ms. Greta E. Marshall, who was a director of Hyseq, Inc. from 1994 until her death in 2001. The right to exercise these fully-vested stock options passed to Ms. Marshall’s husband upon her death, and these stock options are all outstanding as of December 31, 2006. In 2001, we granted options to purchase shares of common stock to Dr. Love in connection with and as an inducement to his commencement of employment with us. Specifically, on January 11, 2001, we granted an option to purchase 156,053 shares of common stock at an exercise price of $37.50 per share to Dr. Love, of which 106,053 are outstanding as of December 31, 2006.

The option exercise prices for these option grants are equal to the closing sales price for our common stock on the last trading day prior to the date of grant. Each of these options has a 10-year term. Dr. Love’s options vested in cumulative annual installments of 25%. Dr. Love’s options may be exercised for 30 days following his termination of employment with the Company (or for one year after his employment is terminated as a result of his death or disability). All of these option grants are not required to be and have not been approved by our stockholders.

Required Vote and Board of Directors Recommendation

The affirmative vote of a majority of the shares present and entitled to vote at the meeting, at which a quorum is present, either in person or by proxy, is required to approve the adoption of the amendment to the 2004 Plan. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the same effect as an “Against” vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares on this proposal. Broker non-votes have no effect and will not be counted towards the vote total for this proposal.

The Board believes that the proposed amendment of the Nuvelo, Inc. 2004 Equity Incentive Plan is in the best interests of the Company and its stockholders for the reasons stated above.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR THE APPROVAL OF THE AMENDMENT OF

THE NUVELO, INC.

2004 EQUITY INCENTIVE PLAN

AS SET FORTH IN THIS PROPOSAL NO. 2.

PROPOSAL NO. 3:

AMENDMENT TO NUVELO, INC. EMPLOYEE STOCK PURCHASE PLAN

TO INCREASE SHARES AVAILABLE FOR ISSUANCE UNDER THIS PLAN

The Company stockholders are being asked to approve the amendment to the Nuvelo, Inc. Employee Stock Purchase Plan, as amended and restated on May 24, 2005 (the “Purchase Plan”) to increase the number of shares of common stock available for issuance under the Purchase Plan by 500,000 shares. Our Board of Directors approved this amendment to the Purchase Plan on March 14, 2007, subject to approval by the stockholders.

Below is a summary of the principal provisions of the Purchase Plan, which summary is qualified in its entirety by reference to the full text of the Purchase Plan. The Purchase Plan has been filed with the SEC as Appendix B to this Proxy Statement and may be accessed from the SEC’s homepage (www.sec.gov). Any stockholder that wishes to obtain a copy of the actual plan document may do so by written request to: Secretary, Nuvelo, Inc., 201 Industrial Road, Suite 310, San Carlos, California 94070.

General Information

The Purchase Plan, which is intended to qualify under the provisions of Section 423 of the Internal Revenue Code of 1986 (the “Code”), provides for the grant to employees of rights to purchase shares of the Company’s common stock at reduced prices through payroll deductions. The Company believes that the Purchase Plan is an effective means of aligning employees’ interests, through their purchases of common stock, with the interests of stockholders. The Purchase Plan is an integral part of the Company’s over-all employee benefits package, which the Company relies on to help attract and retain motivated and talented employees.

Reasons for the Amendment

The Purchase Plan currently provides that the aggregate number of shares of the Company common stock available for purchase under the Purchase Plan is 500,000. As of March 31, 2007, 374,905 of those originally available shares of the Company common stock have already been purchased through the Purchase Plan, leaving only 125,095 shares available for future purchases. Considering the number of employees who are expected to participate in the Purchase Plan, the Company expects the shares made available by the amendment will meet its needs until approximately 2009. Because the Purchase Plan is a key benefit for employees and is part of what the Company believes is a very competitive compensation package, which allows the Company to attract and retain high-quality employees, the Company feels strongly that the Purchase Plan should be amended so that there is a sufficient number of shares available for future purchases.

Description of the Purchase Plan

Shares Available for Issuance.    If the amendment is approved, the total number of shares of the Company common stock that have been purchased under the Purchase Plan, plus the number of shares that will be available for purchase by employees upon the exercise of purchase rights granted under the Purchase Plan, will increase by 500,000 shares to 1,000,000. If any purchase right granted under the Purchase Plan expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares subject to that grant will be added back to the number of shares available for purchase. The aggregate maximum number of shares available for issuance under the Purchase Plan will be subject to appropriate adjustment in the event of stock dividends, stock splits, recapitalization, or similar changes affecting the outstanding shares of the Company common stock. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the Purchase Plan or the outstanding purchase rights thereunder.

Administration.    The Purchase Plan is administered by the Compensation Committee of the Company’s Board of Directors. The Compensation Committee has full authority to construe and interpret the Purchase Plan and correct any defect or omission or reconcile any inconsistency in the Purchase Plan, and its decisions are final, conclusive and binding upon all participants.

Offering Periods and Purchase Dates.    The Purchase Plan is implemented through a series of consecutive offering periods (which we refer to as an offering period) of three months each, with the exact time period to be determined by the Compensation Committee (in no event to exceed twenty-seven months). On the last day of each offering period, the Company will apply the participants’ accumulated payroll deductions to purchase shares of its common stock at the purchase price described below (which we refer to as a purchase date).

Eligibility and Enrollment.    All of the Company’s employees and, if designated by its Board of Directors, the employees of its subsidiaries, that customarily work more than twenty hours a week are eligible to participate in the Purchase Plan on the first day of the first offering period coincident with or next following the employee’s first day of employment. An eligible employee may become a participant in the Purchase Plan effective the first day of the first offering period coincident with or next following the date the eligible employee submitted to the Purchase Plan’s administrator an enrollment form that authorizes deductions from the eligible employee’s paycheck. However, no employee is eligible to participate in the Purchase Plan if, immediately after the election to participate, such employee would own 5% or more of the voting power or value of all classes of the Company capital stock or that of any of its affiliates, or if the employee’s rights to purchase the Company common stock under the Purchase Plan or any other plans qualified under Section 423 of the Internal Revenue Code (the “Code”), would result during any calendar year in the purchase of shares having an aggregate fair market value of more than $25,000.

Payroll Deductions.    A participant may elect to have deductions made from his or her pay on each payday in any whole number multiple of 1% up to a maximum of 10% of the compensation that he or she is entitled to receive. A participant may increase the rate of his or her payroll deductions effective as of any subsequent offering period by filing a new authorization form with the plan’s administrator at least 15 days before the first day of the next offering period. A request for a decrease in payroll deductions becomes effective as soon as practicable after it is filed with the plan’s administrator.

Purchase of Stock; Price.    On each purchase date, each participant’s accumulated payroll deductions are applied to the purchase of whole shares of the Company common stock at a price which is the lower of (i) 85% of the fair market value per share of the Company common stock on the first trading day of the offering period or (ii) 85% of the fair market value per share of the Company common stock on the applicable purchase date. The fair market value of the Company common stock on a given date is defined as the closing sales price on such day as reported by the Nasdaq Global Market. In the event that the aggregate number of shares which all participants elect to purchase on a purchase date exceeds the number of shares remaining for issuance under the Purchase Plan, the available shares will be ratably divided and any excess cash will be refunded to the participants. Participants are notified by statements of account as soon as practicable following each purchase date as to the amount of payroll deductions, the number of shares purchased, the purchase price and the remaining cash balance of their plan account.

Withdrawal from the Purchase Plan.    A participant may elect to withdraw from participation under the Purchase Plan at any time by filing the prescribed form with the plan’s administrator. If a participant withdraws from participation under the Purchase Plan, terminates his or her employment or otherwise becomes ineligible to participate in the Purchase Plan, any unused payroll deductions will be returned to him or her without interest. A participant must wait six months from the date of his or her withdrawal from the Purchase Plan before he or she may reenter the Purchase Plan as a participant.

Amendment and Termination of the Purchase Plan.    The Company’s Board of Directors may amend or terminate the Purchase Plan at any time, provided that stockholder approval shall be obtained when required by applicable laws, regulations or rules.

Nontransferability.    The rights or interests of any participant in the Purchase Plan or in any shares or cash to which such participant may be entitled, are not transferable, except as permitted by the Code, by will or by the laws of descent and distribution.

Adjustments Upon Changes in Capitalization.    Appropriate adjustments in the aggregate number of shares of the Company common stock available for issuance under the Purchase Plan will be made to give effect to any merger, consolidation, acquisition, reorganization, stock split, stock dividend or other relevant change in the capitalization of the Company.

Certain Federal Income Tax Information

The following is a general summary as of the date of this Proxy Statement of the federal income tax consequences to the Company and employees participating in the Purchase Plan. The federal tax laws may change and the federal, state and local tax consequences for any participating employee will depend on his or her individual circumstances.

The Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares of the Company common stock acquired under the Purchase Plan or in the event a participant should die while still owning the purchased shares of the Company common stock.

If the participant sells or otherwise disposes of the purchased shares of the Company common stock within two years after the start date of the offering period in which such shares were acquired or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income equal to the amount by which the fair market value of the shares of the Company common stock on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant will also recognize capital gain to the extent the amount realized upon the sale or disposition of the shares of the Company common stock exceeds the sum of the aggregate purchase price paid for those shares of the Company common stock and the ordinary income recognized in connection with their acquisition.

If the participant sells or disposes of the purchased shares of the Company common stock more than two years after the start date of the offering period in which the shares of the Company common stock were acquired and more than one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (1) the amount by which the fair market value of the shares of the Company common stock on the sale or disposition date exceeded the purchase price paid for those shares of the Company common stock or (2) fifteen percent (15%) of the fair market value of the shares of the Company common stock on the start date of that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

If the participant still owns the purchased shares at the time of death, the lesser of (1) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (2) fifteen percent (15%) of the fair market value of the shares on the start date of the offering period in which those shares of the Company common stock were acquired will constitute ordinary income in the year of death.

Purchase Plan Benefits

The table below shows, as to each of our executive officers named in the Summary Compensation Table and certain specified groups, the number of shares of the Company’s common stock purchased under the Purchase Plan for the fiscal year ended December 31, 2006, together with the weighted average purchase price paid per share.

Name and Position	Number of Purchased Shares of Common Stock	Weighted Average Purchase Price
Ted W. Love, M.D. Chairman of the Board of Directors and Chief Executive Officer	1,424	$13.97

H. Ward Wolff Senior Vice President, Finance and Chief Financial Officer	229	$16.32

Michael D. Levy, M.D. Executive Vice President of Research and Development	1,441	$14.12

Lee Bendekgey Senior Vice President and General Counsel	894	$11.82

Gary S. Titus Former Acting Chief Financial Officer and Chief Accounting Officer	348	$10.82

All current executive officers as a group (4 persons)	3,988	$13.68

All employees, excluding our current and former executive officers, as a group	54,287	$12.28

New Plan Benefits

No purchase rights have been granted, and no share of common stock has been issued, on the basis of the 500,000 share increase, which is the subject of this proposal. The amounts of future stock purchases under the Purchase Plan are not determinable because, under the terms of the Purchase Plan, purchases are based upon elections made by participants. Future purchase prices are not determinable because they are based upon fair market value of the Company common stock.

Required Vote and Board of Directors Recommendation

The affirmative vote of a majority of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, is required to approve the adoption of the amendment to the Purchase Plan. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares on this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

The Board believes that the proposed amendment of the Nuvelo, Inc. Employee Stock Purchase Plan is in the best interests of the Company and its stockholders for the reasons stated above.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR THE APPROVAL OF THE AMENDMENT OF

THE NUVELO, INC.

EMPLOYEE STOCK PURCHASE PLAN

AS SET FORTH IN THIS PROPOSAL NO. 3.

PROPOSAL NO. 4:

RATIFICATION OF

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2007, and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the annual meeting. EY audited our financial statements for the fiscal year ended December 31, 2006. Representatives of EY are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of EY as the Company’s independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of EY to our stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of our Company and our stockholders.

On September 14, 2006, we dismissed our prior independent registered public accounting firm, KPMG LLP (“KPMG”). On September 14, 2006, we engaged EY as our independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2006 and management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006. The dismissal of KPMG and the engagement of EY were approved by our Audit Committee.

The audit reports of KPMG on our consolidated financial statements as of and for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of KPMG on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of our two fiscal years ended December 31, 2005, and the subsequent interim period preceding the dismissal of KPMG, there were no: (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope, or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

In connection with a related Current Report on Form 8-K, we provided KPMG with a copy of the foregoing disclosures and requested that KPMG furnish the Company with a letter addressed to the SEC stating whether or not it agreed with the disclosures substantially equivalent to the disclosures set forth above. A letter from KPMG to the Securities and Exchange Commission, dated September 20, 2006, was attached as Exhibit 16.1 to the Current Report on Form 8-K that was filed with the SEC on September 20, 2006 stating that it agreed with such statements, except that KPMG was not in a position to agree or disagree with our statement that KPMG’s dismissal and EY’s engagement was approved by the Audit Committee of the Board of Directors or our statements as to the timing or nature of our decision to engage EY.

Our decision to select EY as our independent registered public accounting firm was the result of a competitive selection process involving several accounting firms. During our fiscal year ended December 31, 2005, and during the subsequent interim period preceding the engagement of EY, we did not consult with EY regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events described in Item 304(a)(2)(ii) of Regulation S-K.

The following table presents fees for professional audit services rendered by EY and KPMG for the audit of the Company’s annual financial statements and related internal controls for 2006 and 2005, and fees billed for other services rendered by EY and KPMG during fiscal years 2006 and 2005.

	Fiscal Year Ended
	2006	2005
Audit fees (1)	$1,045,385	$1,060,076
Audit-related fees (2)	47,500	—
Tax fees	—	—
All other fees	—	—

Total fees	$1,092,885	$1,060,076

(1)	Includes fees for the audit of the annual financial statements included in our Form 10-K, the related attestation of the effectiveness of internal controls over financial reporting under the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, review of interim financial statements included on Forms 10-Q and services normally provided in connection with statutory and regulatory filings.

Of the audit fees in 2006, approximately $0.7 million was related to services provided by EY and $0.3 million was related to services provided by KPMG, and in 2005, all such fees were related to KPMG services.

(2)	Includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. The audit-related fees in 2006 were all related to services provided by EY.

Pre-Approval Process and Policy

The above services performed by EY and KPMG were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee at its October 29, 2003 meeting. This policy describes the permitted audit, audit-related, tax, and other services that our independent registered public accounting firm may perform. The policy also requires that an annual description of the services expected to be performed by the independent registered public accounting firm during the subsequent fiscal year in each of these categories be presented to the Audit Committee for pre-approval. Any pre-approval details the particular service or category of services.

Any requests for audit, audit-related, tax, and other services not contemplated by those pre-approved services must be submitted to the Audit Committee for specific pre-approval. Generally, pre-approval is considered at the Audit Committee’s regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the chairman of the Audit Committee. In the event that the chairman is not available, the other two Audit Committee members together have the authority to grant specific pre-approval between meetings. The chairman or the other two members must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

Required Vote and Board of Directors Recommendation

The affirmative vote of a majority of the shares present and entitled to vote at the meeting, at which a quorum is present, either in person or by proxy, is required for the ratification of the selection of the Company’s independent registered public accounting firm. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the same effect as an “Against” vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will have authority to vote your shares on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AS SET FORTH IN THIS PROPOSAL NO. 4.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 14, 2007, by: (1) each of our directors; (2) each of our Named Executive Officers set forth in the table titled “Summary Compensation Table” at page 38 of this Proxy Statement; (3) each person known by us to be the beneficial owner of more than 5% of our outstanding common stock; and (4) all of our directors and current executive officers as a group. As of February 14, 2007, we had 53,242,774 shares of common stock outstanding.

	Shares Beneficially Owned (1)
Name and Address of Beneficial Owner (1)	Number of Shares	Percentage
Ziff Asset Management, L.P.(2) 283 Greenwich Avenue Greenwich, CT 06830	5,082,458	9.55%
Columbia Wanger Asset Management, L.P.(3) 227 West Monroe Street, Suite 3000 Chicago, IL 60606	2,750,000	5.17%
Ted W. Love, M.D.(4)	1,074,747	1.98%
James R. Gavin III, M.D., Ph.D.(5)	12,500	*
Mary K. Pendergast(6)	69,832	*
Mark L. Perry	65,833	*
Kimberly Popovits(5)	40,000	*
Burton E. Sobel, M.D.(5)	27,500	*
Barry L. Zubrow(7)	102,499	*
Lee Bendekgey(8)	186,075	*
Michael D. Levy, M.D.(9)	219,652	*
H. Ward Wolff(10)	5,785	*
Gary S. Titus	—	*
All directors and current executive officers as a group (10 persons)(11)	1,804,423	3.29%

*	Represents beneficial ownership of less than 1% of our common stock.
(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants which are currently exercisable, or will become exercisable within 60 days of February 14, 2007, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to the community property laws where applicable, to our knowledge the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address for each person is our address at 201 Industrial Road, Suite 310, San Carlos, California 94070.
(2)	Information is based solely on Schedule 13G/A filed with the SEC on February 12, 2007. Ziff Asset Management, L.P. is the owner of record of the shares reported. Each of PBK Holdings, Inc., Philip B. Korsant, and ZBI Equities, L.L.C. may be deemed to beneficially own such shares as a result of the direct or indirect power to vote or dispose of such shares.
(3)	Information is based solely on Schedule 13G filed with the SEC on January 12, 2007.
(4)	Includes 1,051,324 shares issuable upon exercise of options currently exercisable or exercisable within 60 days of February 14, 2007 and 2,381 shares issuable upon exercise of warrants held by Dr. Love.
(5)	Represents shares issuable upon exercise of options currently exercisable or exercisable within 60 days of February 14, 2007.
(6)	Includes 69,166 shares issuable upon exercise of options currently exercisable or exercisable within 60 days of February 14, 2007.

(7)	Includes 85,833 shares issuable upon exercise of options currently exercisable or exercisable within 60 days of February 14, 2007.
(8)	Includes 184,827 shares issuable upon exercise of options currently exercisable or exercisable within 60 days of February 14, 2007.
(9)	Includes 205,972 shares issuable upon exercise of options currently exercisable or exercisable within 60 days of February 14, 2007.
(10)	Includes 5,556 shares issuable upon exercise of options currently exercisable or exercisable within 60 days of February 14, 2007.
(11)	Includes 1,682,678 shares issuable upon exercise of options currently exercisable or exercisable within 60 days of February 14, 2007 and 2,381 shares issuable upon exercise of warrants.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, or the Exchange Act, requires our directors and executive officers and persons who beneficially own more than 10% of our common stock to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock and other equity securities of ours. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports furnished to us and written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were met, except that one report on Form 4 was filed late for each of Mr. Perry and Dr. Sobel.

EXECUTIVE OFFICERS

Set forth below is information regarding each of our executive officers as of March 31, 2007.

Name	Age	Position
Ted W. Love, M.D.	48	Chairman of the Board of Directors and Chief Executive Officer
H. Ward Wolff	58	Senior Vice President, Finance and Chief Financial Officer
Michael D. Levy, M.D.	46	Executive Vice President of Research and Development
Lee Bendekgey	49	Senior Vice President and General Counsel

Ted W. Love, M.D. has served as our President since January 2001, our Chief Executive Officer since March 2001, as a member of our Board of Directors since February 2001, and as Chairman of our Board of Directors since September 2005. Dr. Love served as our president and chief operating officer from January 2001 until March 2001. Prior to joining us, Dr. Love served as senior vice president of development at Theravance Inc. (formerly Advanced Medicine, Inc.) from 1998 to 2001 and as a research physician and vice president of product development at Genentech from 1992 to 1998. Dr. Love holds a B.A. in molecular biology from Haverford College and a M.D. from Yale Medical School. Dr. Love also serves as a member of the board of directors of Santarus, Inc. and Affymax, Inc.

H. Ward Wolff joined us in July 2006 as our Chief Financial Officer and Senior Vice President, Finance. Mr. Wolff served as chief financial officer and senior vice president, finance, of Abgenix, Inc. from September 2004 to April 2006 when the merger of Abgenix and Amgen Inc. was consummated. From July 2002 to December 2003, Mr. Wolff served as chief financial officer of QuantumShift. From 1998 to January 2002, he was senior vice president and chief financial officer of DoubleTwist, Inc. and from 1992 to 1998, he was senior vice president of finance and administration and chief financial officer at Premenos Technology Corporation. From 1985 to 1992, Mr. Wolff was an executive director of Russell Reynolds Associates, Inc. From 1974 to 1985, Mr. Wolff held numerous positions with Price Waterhouse, as a certified public accountant, including senior audit manager. Mr. Wolff received a B.A. degree in economics from the University of California at Berkeley and an M.B.A. degree from Harvard Business School. Mr. Wolff also serves as a member of the board of directors of Sangamo BioSciences, Inc.

Michael D. Levy, M.D., joined us in November 2004, as our Senior Vice President, Research and Development, and was promoted to Executive Vice President of Research and Development, in February 2007. In addition to his responsibilities directing our research and development efforts, Dr. Levy oversees our manufacturing operations and the development of our commercial infrastructure. Prior to joining us, Dr. Levy served as vice president of development and chief medical officer of Tularik Inc, from January 2001 until August 2004, when Tularik Inc. was acquired by Amgen, Inc. Dr. Levy worked for Amgen from August 2004 until November 2004 as vice president and site head for development for Amgen San Francisco. Prior to joining Tularik, Dr. Levy spent 12 years at Glaxo SmithKline Inc., or GSK, in Canada, where he held several positions including his final role as senior vice president of research and development and chief medical officer. Dr. Levy earned his B.A., M.A. and medical degrees at Cambridge University, U.K. He undertook his surgical residency at the Mayo Clinic and is a Fellow of the Faculty of Pharmaceutical Medicine of the Royal College of Physicians.

Lee Bendekgey joined us in July 2004 as our Senior Vice President and General Counsel. Mr. Bendekgey also was our Chief Financial Officer from July 2004 until November 2005. Prior to joining us, Mr. Bendekgey was employed by Incyte Corporation from 1998 to January 2004, where he held several executive positions, including executive vice president, general counsel, acting chief financial officer and acting general manager of information business. From 1993 to 1997, Mr. Bendekgey worked for Silicon Graphics, Inc. where he held a variety of positions in their legal group. Prior to his employment with Silicon Graphics, he served as a partner at Graham & James (now Squire Sanders & Dempsey) where he specialized in intellectual property, corporate, and commercial law and founded the firm’s Palo Alto office. Mr. Bendekgey graduated magna cum laude with a bachelor of arts degree from Kalamazoo College and received his J.D. from Stanford University.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of the Company’s Executive Compensation Program

Corporate Governance and the Role of the Compensation Committee.

The Company’s Compensation Committee assists its Board of Directors in fulfilling its fiduciary responsibilities with respect to the oversight of the Company’s affairs in the areas of compensation plans, policies and programs of the Company, especially those regarding executive compensation and employee benefits. The Compensation Committee’s charter is publicly available on the Company’s web site at www.nuvelo.com in the section titled, “Investors,” under the subsection titled, “Corporate Governance.”

The Compensation Committee’s primary responsibilities are: 1) to administer the Company’s 2004 Equity Incentive Plan, as amended; 2) to approve all compensation decisions for the Company’s Chief Executive Officer, or CEO, and all executive officers; 3) to review and oversee compensation decisions with regard to other Company executives; 4) to administer the Company’s cash bonus program, including the determination of the bonus pool based on the achievement of goals established by the Company’s Board of Directors; and 5) to review and approve the policies adopted by the Company with regard to employee compensation and employee benefits.

During 2006, Mr. Perry served as chair of the Compensation Committee, and Ms. Popovits was a member of the Compensation Committee. Mr. Zubrow served as a member of the Compensation Committee during 2006 until September 18, 2006, at which time Dr. Gavin replaced Mr. Zubrow as a member of the Compensation Committee. The Company’s Board of Directors has determined that all of the Compensation Committee members are “independent” directors under the NASDAQ definition of independence. Mr. Perry, Ms. Popovits, and Dr. Gavin all have extensive experience in executive management in the biotechnology industry, including experience with compensation practices and policies.

The Compensation Committee has the authority to retain advisors. In 2006, at the recommendation of management, the Compensation Committee approved the retention of Radford Consulting and Surveys, or Radford, a division of Aon Corporation. At the Compensation Committee’s direction, the Company’s compensation consultants provided advice to management and the Compensation Committee regarding the Company’s equity compensation practices in connection with its 2006 proposal to increase the number of shares available for grant under the 2004 Equity Incentive Plan, as amended, executive compensation for all employees at vice president and above, the Company’s cash bonus program, and the Company’s 401(k) matching program.

In 2006 the Compensation Committee met seven times. The Chair of the meeting is responsible for approving the agenda for each meeting in consultation with management. The Company’s CEO, its Vice President of Human Resources, and its General Counsel attend Compensation Committee meetings, except for those portions of any meeting in which the Compensation Committee meets in executive session.

Objectives of the Company’s Compensation Program.

As a development stage pharmaceutical company, the Company is committed to building a sustainable business focused on the discovery, development, and commercialization of novel therapies for the treatment of acute cardiovascular conditions and cancer. To achieve this vision, the Company has emphasized the recruitment of executives with significant experience working at large biotechnology companies and major pharmaceutical companies.

Pharmaceutical discovery, development, and commercialization require sustained and focused effort over many years. As a consequence, the Company’s Compensation Committee believes the Company’s compensation program must balance long-term incentives that create rewards for the realization of this long-term vision with nearer term compensation that rewards employees for the achievement of annual goals that further the attainment of the Company’s long-term vision. The Company believes that compensation should not be based primarily on the short-term performance of our stock, which has been and continues to be highly volatile.

To this end, the objectives of the Company’s compensation program are to:

•	Reward executives for company success in meeting its annual and long-term clinical development and other operational goals;

•	Reward executives for their individual performance and achievement of their personal goals and those of the functional organizations that they manage; and

•

Enable the Company to attract and retain highly qualified executives with significant experience at larger biotechnology and pharmaceutical companies by providing a competitive compensation package that includes long-term incentives that provide significant retentive value.

Elements of the Company’s Executive Compensation Program.

The following are the elements of the Company’s executive compensation program:

•	Base Salary

•	Cash Bonus

•	Stock Options

•	Executive Change in Control and Severance Plan

•	401(k) Plan

•	Medical, Dental, and Vision Plans

•	Life and Disability Insurance

•	Employee Stock Purchase Plan

Executive Compensation Determination Procedures and Policies.

The Company’s Compensation Committee approves the Company’s policies regarding executive compensation, approves all compensation actions with regard to Company executive officers, and oversees all other aspects of the Company’s employee compensation programs. The Compensation Committee reviews executive compensation annually. In these reviews, the Compensation Committee refers to performance assessments of individual executives, which for executives other than the CEO are generated by each executive’s direct manager and reviewed by both the Vice President of Human Resources and the CEO. In the case of the CEO, the Compensation Committee evaluates his performance against goals established by the Board of Directors. In addition, for each executive officer, the Compensation Committee considers the Company’s performance against annual and longer term objectives, market data regarding executive compensation at relevant comparable companies, and the recommendations of management. For the 2006 fiscal year, the Compensation Committee approved the retention of Radford to assist management and the Committee in analyzing and determining the compensation of Company executives.

The Company determines executive compensation by reference to publicly available compensation data from peer companies. As its primary comparison group for 2006, management and the Compensation Committee approved the following 18 biotechnology companies selected based on their stage of development, their market capitalization, their therapeutic focus, the size and complexity of their organizations, and to some extent their geographic proximity to the Company:

•	Alexion Pharmaceuticals, Inc.

•	AtheroGenics, Inc.

•	BioMarin Pharmaceutical Inc.

•	Connetics Corporation

•	CV Therapeutics, Inc.

•	Encysive Pharmaceuticals Inc.

•	Exelixis, Inc.

•	Geron Corporation

•	ICOS Corporation

•	InterMune, Inc.

•	Isis Pharmaceuticals, Inc.

•	Pharmion Corporation

•	Renovis, Inc.

•	Telik, Inc.

•	Theravance, Inc.

•	Threshold Pharmaceuticals, Inc.

•	United Therapeutics Corporation

•	ZymoGenetics, Inc.

The Company supplements compensation from these peer companies with market data, taken from the Radford compensation survey, providing compensation information with regard to a large number of biotechnology companies with comparable numbers of employees and with expert counsel received from the Company’s consultants at Radford. Generally, after management reviews the information generated by Radford and those of the selected peer companies, management and Radford make recommendations to the Compensation Committee with respect to compensation for the Company’s executive officers and other Company officers. The Compensation Committee may accept or adjust such recommendations, and makes the sole determination with respect to the Company’s CEO and Chairman of the Board. Members of management for whom compensation decisions are being made are absent from the meeting when the Compensation Committee is determining and deliberating his or her compensation.

For all executive officers other than the CEO, the Vice President of Human Resources and the CEO make compensation recommendations to the Compensation Committee based on the factors described above, including market data provided by Radford and the performance of the executive. In the case of the CEO, the Vice President of Human Resources makes recommendations regarding a range of potential compensation decisions to the Compensation Committee based on market data provided to her and to the Compensation Committee by Radford, and the Compensation Committee makes its decisions based on its assessment of the data provided and its evaluation of the CEO’s performance.

Base Salary. Base salary is intended to enable the Company to attract and retain executives with greater than average experience and skills, when compared to comparable biotechnology companies. For each executive position, the Company sets as its target base compensation at the 65th percentile of compensation paid by its peer companies for that position. Actual base salary may be below or above the 65th percentile, based on individual performance, experience, skills, and the importance of the position to the Company.

Cash Bonus. Cash bonuses reward accomplishment of annual Company goals critical to the achievement of its long term vision and the individual’s achievement of functional goals for the functional organization that he or she manages. The Compensation Committee determines cash bonuses by reference to target bonus amounts, based on market data, established for each executive position.

The Company commenced its cash bonus plan in 2004. For 2004 and 2005, the target bonus for the Company CEO and other named executive officers (“NEOs”) was 25 percent of base compensation. This target amount is below the 65th percentile for the Company’s peer group, which in some cases has resulted in total cash compensation below the 65th percentile. The Company nevertheless considered these targets appropriate in light of the Company’s need to conserve cash and its reliance on the equity capital markets as its primary source of cash.

In 2006, the Compensation Committee increased the target cash bonus for the CEO to 40 percent of his base salary, and to 35 percent of base salary for other NEOs. While this is still below the 65th percentile for peer companies, this change is intended to help ensure that the Company’s total cash compensation is competitive when compared to peer companies. It is also designed to increase the relative portion of each executive’s cash compensation that is contingent on goal achievement, thereby increasing the performance-based component of each executive’s total compensation.

The Compensation Committee determines each individual executive bonus by reference to the achievement of corporate goals and the individual executive’s achievement of functional goals for the functional organization that he or she manages. The Company’s Board of Directors sets annual corporate goals that fall into the following categories:

•	Advancement of compounds in the Company’s research and clinical development pipeline;

•	Strengthening the Company’s financial position; and

•	Development of a best in class organization capable of executing the Company’s vision.

Included among these goals were the completion of the NAPA-2 and SONOMA-2 Phase 3 clinical trials, the initiation of a Phase 2 clinical trial to study rNAPc2 in colorectal cancer, and other goals that the Company’s Board of Directors determined were important to the Company’s progress and were reasonably difficult to achieve.

At the beginning of each year, the Compensation Committee determines the relative weight of each goal based on its importance to the Company’s success. Given the importance of the Company’s research and development programs to its success, the Compensation Committee determined that achievement of goals associated with the advancement of the Company’s research and development pipeline would be worth 75% of the total for bonus achievement in 2006, with financial goals afforded 15% of the total and organizational goals the remaining 10%.

After the end of each year, the Compensation Committee establishes the overall bonus pool based on its assessment of whether the Company has met corporate goals at the target level, has exceeded expectations, or has failed to meet expectations. In 2006 the Compensation Committee assessed the Company’s performance as having achieved 92% of the target goal performance. The Compensation Committee also retains the discretion to grant bonuses to individual executives that are above or below the established target based on the above criteria and its subjective assessment of each executive’s performance.

Stock Options. The Company grants stock options to its executives, and to all of its employees, to provide long term incentives that align the interests of its work force with the achievement of the Company’s long term vision to develop and commercialize pharmaceutical products. Given the time periods involved in pharmaceutical development, the Company believes that these long term incentives are critical to the Company’s success. The exercise price for options granted by the Company is established as the market price of the Company’s stock on the date of the grant. The market price of the Company’s stock on the date of grant is determined by the average of the high and the low sale price on the date of grant.

The Compensation Committee determines stock option grants for the CEO and each NEO. Target ranges for stock option grants are based on position, salary level, and competitive practices of peer companies. As with cash compensation, the Company targets the 65th percentile for option grants at peer companies. Actual awards also reflect individual performance and potential, as well as retention objectives. In addition, in 2006 equity awards were subject to dilution constraints established by the Compensation Committee by reference to guidelines recommended by proxy advisors such as Institutional Shareholder Services (“ISS”).

The Company considers the contributions of its current Chairman of the Board and CEO, who has led the Company’s rapid transformation from a genomics tool company into a biopharmaceutical company, to be equivalent to those of a company founder. As a consequence, in assessing CEO stock option grants, the Compensation Committee has referred to data relating to the percentage equity ownership of peer group companies held by chief executive officers who are also the founders of those companies. Prior to the 2006 annual performance grant, the Compensation Committee determined that the equity interest of the Company’s CEO in the Company was smaller than those of peer company founder/chief executive officers, and increased grants to the Company’s CEO to reduce this discrepancy. The Compensation Committee does not anticipate that further “catch up” grants for the Company CEO will be necessary.

Options are granted to all employees, including executives, when they are hired, and once each year in connection with annual performance reviews. New hire option grants are effective on the first day of the employee’s employment with the Company, and the exercise price for those option grants is the market price on that date. In July of 2006, as in past years, the Company conducted annual performance reviews of all of its employees, including executive officers. Based on these reviews and the other factors described above, the Compensation Committee approved adjustments to base salaries and annual performance option grants, which were effective on August 1, 2006.

Executive Change in Control and Severance Benefit Plan. In 2004 the Company’s Board of Directors adopted an Executive Change in Control and Severance Benefit Plan, which is applicable to employees at the level of Vice President and above. The Board of Directors determined that companies considered to be peers at that time commonly offered benefits comparable to those offered under this plan, whose benefits are described in the tables that follow. Given the risks associated with the biopharmaceutical industry and the increasing frequency of acquisitions in the industry, the Compensation Committee continues to believe that this plan is necessary to attract and retain qualified executives. The Company has also negotiated separate severance benefits with Dr. Love and Dr. Levy which, to the extent they exceed the benefits provided for in the Change in Control and Severance Benefit Plan, supersede the benefits under the Plan.

Other Elements of Executive Compensation Program. The remaining elements of the Company’s executive compensation program, like its broader employee compensation programs, are intended to make the Company’s overall compensation program competitive with those of its peer companies, keeping in mind the constraints imposed by the Company’s reliance on capital markets as a primary source of cash. With the exception of the Executive Change in Control and Severance Plan, all of the remaining elements of the Company’s executive compensation program (401(k) Plan, Medical, Dental, and Vision Plans, Life and Disability Insurance, and Employee Stock Purchase Plan) are available to all Company employees.

Allocations between Base Salary, Cash Bonus and Equity Compensation for Executives.

The development and commercialization of pharmaceutical products involves a high degree of risk, particularly in the early stages of clinical development. It takes many years of clinical development to reduce this risk. Like most other biotechnology companies that have not yet commercialized any products, the Company has been heavily dependent on capital markets for cash. Given the limitations on the Company’s cash, and the long-term risks associated with the Company’s achievement of its vision, the Company has in recent years weighted its total compensation, for executives as well as the rest of its work force, toward equity, in order to minimize the use of cash while achieving total compensation packages that have allowed it to attract and retain talented employees, including those in its executive ranks. The Company believes that this strategy has been successful, as demonstrated by the backgrounds of its executives and other employees.

In 2006, the Company began what it expects will be an ongoing process of adjusting the relative importance of equity and cash components of total compensation. Many of the Company’s peers have begun to limit the size of option grants, in part as a consequence of the implementation of SFAS 123(R), which requires companies to accrue expenses associated with equity compensation on their financial statements in a different manner than they had been permitted prior to January 1, 2006. In 2006, as a consequence of these market trends, and at the direction of the Compensation Committee, the Company adopted target dilution limits and revised option grant guidelines that resulted in average reductions in the size of new hire option grants of approximately 40% and annual performance option grants of approximately 30%.

At the same time, the Compensation Committee believes based on compensation data from peer companies that the cash bonus component of its executive compensation program has not been competitive, resulting, in some cases, in total target cash compensation that has been lower than the 65th percentile targeted by the Company. As a consequence, while the Company has reduced annual performance stock option grants in 2006, at the direction of the Compensation Committee, the Company has increased the target amounts for executive bonuses. In light of these increases, the Compensation Committee determined that more modest increases in base compensation were appropriate, as compared with prior years, with the goal of maintaining target compensation at approximately the 65th percentile.

Internal Revenue Code Section 162(m). Under Section 162(m) of the Internal Revenue Code, the amount of compensation paid to certain executive officers that is deductible with respect to our corporate taxes is limited to $1,000,000 annually. It is the current policy of the Compensation Committee to maximize, to the extent reasonably possible, our ability to obtain a corporate tax deduction for compensation paid to our executive officers to the extent consistent with the best interests of our Company and our stockholders.

Insider Trading Policy. The Company has insider trading policies in effect that prohibit Company officers, directors and employees from: trading in Company securities while possessing material nonpublic information; providing material nonpublic information concerning the Company to any outside person that is not authorized by the Company to receive such information; trading in the securities of another company while possessing material nonpublic information concerning that company; disclosing material nonpublic information concerning any other company to anyone who is not authorized by the Company to receive it; providing trading advice about the Company to anyone while possessing material nonpublic information about the Company; and trading in any interest or position relating to the future price of Company securities, such as a put, call, or short sale.

Compensation Tables

Summary Compensation Table

The following table shows for the fiscal year ended December 31, 2006, compensation awarded to, paid to, or earned by, the Company’s Chief Executive Officer, Chief Financial Officer and its two other executive officers as of December 31, 2006, and one former executive officer who departed from the Company during the fiscal year (collectively, the “Named Executive Officers”):

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards	Option Awards (2)	Non-Equity Incentive Plan Compen- sation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compen- sation (4)	Total
Ted W. Love, M.D. Chairman of the Board of Directors and Chief Executive Officer	2006	$640,417	—	—	$2,914,327	$289,248	—	$450	$3,844,442

H. Ward Wolff (5) Senior Vice President, Finance and Chief Financial Officer	2006	$164,688	—	—	$181,747	$50,313	—	—	$396,748

Michael D. Levy, M.D. Executive Vice President of Research and Development	2006	$398,333	—	—	$907,077	$184,828	—	$450	$1,490,688

Lee Bendekgey Senior Vice President and General Counsel	2006	$352,917	—	—	$686,499	$126,449	—	$450	$1,166,315

Gary S. Titus (6) Former Acting Chief Financial Officer and Chief Accounting Officer	2006	$182,917	—	—	$394,894	—	—	$259,031	$836,842

(1)	The cash bonuses earned in 2006 were paid under incentive plans and therefore are reported in the column “Non-Equity Incentive Plan Compensation.”
(2)	Amounts reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006, in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (SFAS 123R), and include amounts attributable to awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are disclosed in Note 1 to the Company’s Consolidated Financial Statements for the year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007. However, as required, amounts shown above exclude the impact of estimated forfeitures related to service-based vesting conditions. The amount related to Mr. Titus includes expenses associated with his options accelerated pursuant to the Executive Change in Control and Severance Benefits Plan.
(3)	Amounts reflect cash bonus earned in 2006 under the cash bonus program, as described in more details in “Compensation Discussion and Analysis.” Cash bonuses that were earned in 2006 were paid in February 2007.
(4)	Unless otherwise indicated, amounts consist of contributions made by the Company to the 401(k) Plan for each of the Named Executive Officers.
(5)	Mr. Wolff joined the Company in July 2006 as Senior Vice President, Finance and Chief Financial Officer. Amounts reported above reflect Mr. Wolff’s compensation earned in 2006 since the commencement of his employment with the Company.
(6)	Mr. Titus’ employment with the Company was terminated on September 1, 2006. The amount reported in the “All Other Compensation” column includes $258,750 of severance that he was entitled to under the Executive Change in Control and Severance Benefits Plan. Of the $258,750 severance, $85,255 was paid in 2006 and the remainder will be paid in 2007.

The following table shows for the fiscal year ended December 31, 2006, certain information regarding grants of plan-based awards to the Named Executive Officers:

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (2)	Grant Date Fair Value of Stock and Option Awards ($) (3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ted W. Love, M.D.	08/01/06	07/28/06	—	—	—	—	—	—	—	375,000	$16.74	$3,495,675
	N/A	N/A	—	$262,000	—	—	—	—	—	—	—	—
H. Ward Wolff (4)	07/24/06	07/17/06	—	—	—	—	—	—	—	175,000	$17.03	$1,659,578
	N/A	N/A	—	$54,688	—	—	—	—	—	—	—	—
Michael D. Levy, M.D.	08/01/06	07/28/06	—	—	—	—	—	—	—	80,000	$16.74	$745,744
	N/A	N/A	—	$143,500	—	—	—	—	—	—	—	—
Lee Bendekgey	08/01/06	07/28/06	—	—	—	—	—	—	—	50,000	$16.74	$466,090
	N/A	N/A	—	$124,950	—	—	—	—	—	—	—	—
Gary S. Titus (5)	08/01/06	07/28/06	—	—	—	—	—	—	—	30,000	$16.74	$279,654

(1)	Amounts shown in the “Target” column reflect the amount of cash bonus payable to each Named Executive Officer under the cash bonus program if all 2006 corporate goals as well as individual officer’s goals for the functional organization that the officer is managing have been accomplished. Actual cash bonuses, which were approved by the Compensation Committee, were paid in February 2007 and are shown in the Summary Compensation Table above. There are no threshold or maximum target bonus amounts established under the cash bonus program, which is discussed in more details in “Compensation Discussion and Analysis” starting on page 32.
(2)	The exercise price of all stock options granted is set at the fair market value of a share of the Company’s common stock on the grant date. For stock options granted under the 2004 Plan, the fair market value, as defined by the 2004 Plan, is the average of the high and low prices of a share of the Company’s common stock as reported on Nasdaq for any applicable date. The exercise prices indicated above were higher than the closing market price of the Company’s common stock on the grant date of the related stock options.
(3)	Grant date fair values were determined in accordance with SFAS 123R. Assumptions used in the calculation of these amounts are disclosed in Note 1 to the Company’s Consolidated Financial Statements for the year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007.
(4)	Mr. Wolff joined the Company in July 2006 as Senior Vice President, Finance and Chief Financial Officer. Mr. Wolff’s target cash bonus amount was pro-rated for the approximate number of months in 2006 since the commencement of his employment with the Company.
(5)	Mr. Titus’ employment with the Company was terminated on September 1, 2006, and Mr. Titus did not earn any cash bonus under the 2006 cash bonus program.

The following table shows for the fiscal year ended December 31, 2006, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable	Unexercisable
Ted W. Love, M.D.	106,053	—		—	$37.50	01/10/11	—	—	—	—
	10,613	—		—	$37.69	01/10/11	—	—	—	—
	25,000	—		—	$31.32	07/31/11	—	—	—	—
	66,666	—		—	$6.63	08/05/12	—	—	—	—
	59,722	6,944	(1)	—	$4.10	05/19/13	—	—	—	—
	58,333	8,333	(2)	—	$6.45	06/10/13	—	—	—	—
	96,875	53,125	(3)		$10.18	05/07/14	—	—	—	—
	180,839	169,161	(4)	—	$10.18	05/07/14	—	—	—	—
	115,006	184,994	(5)	—	$9.83	01/07/15	—	—	—	—
	149,999	300,001	(6)	—	$9.17	08/01/15	—	—	—	—
	31,249	343,751	(7)	—	$16.74	08/01/16	—	—	—	—

H. Ward Wolff	—	175,000	(8)	—	$17.03	07/23/16	—	—	—	—

Michael D. Levy, M.D.	91,146	83,854	(8)	—	$9.83	11/22/14	—	—	—	—
	66,666	133,334	(6)	—	$9.17	08/01/15	—	—	—	—
	6,667	73,333	(7)	—	$16.74	08/01/16	—	—	—	—

Lee Bendekgey	75,521	49,479	(8)	—	$8.41	07/11/14	—	—	—	—
	19,168	30,832	(5)	—	$9.83	01/07/15	—	—	—	—
	50,000	100,000	(6)	—	$9.17	08/01/15	—	—	—	—
	4,167	45,833	(7)	—	$16.74	08/01/16	—	—	—	—

Gary S. Titus	—	—		—	—	—	—	—	—	—

(1)	This stock option was granted on May 19, 2003, and vests over four years at a rate of 1/48th per month.
(2)	This stock option was granted on June 10, 2003, and vests over four years at a rate of 1/48th per month.
(3)	This stock option was granted on May 7, 2004, and vests over four years at a rate of 1/48th per month.
(4)	This stock option was granted on May 7, 2004, and vests over five years at a rate of 1/60th per month.
(5)	These stock options were granted on January 7, 2005, and vest over five years at a rate of 1/60th per month.
(6)	These stock options were granted on August 1, 2005, and vest over four years at a rate of 1/48th per month.
(7)	These stock options were granted on August 1, 2006, and vest over four years at a rate of 1/48th per month.
(8)

Mr. Wolff, Mr. Bendekgey and Dr. Levy were granted these stock options on July 24, 2006, July 12, 2004 and November 23, 2004, respectively, at the commencement of their employment with the Company. These stock options vest over four years: 1/4th vests 12 months after the date of grant and the remaining at a rate of 1/48th per month thereafter.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table shows, for the fiscal year ended December 31, 2006, the number of shares of the Company’s common stock acquired by each Named Executive Officer upon exercise of stock options in 2006 and the corresponding dollar amounts realized upon exercise.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Ted W. Love, M.D.	—	—	—	—

H. Ward Wolff	—	—	—	—

Michael D. Levy, M.D.	—	—	—	—

Lee Bendekgey	—	—	—	—

Gary S. Titus (1)	168,542	$1,752,610	—	—

(1)	Mr. Titus’ employment with the Company was terminated on September 1, 2006. Information reported above is related to stock options exercised by Mr. Titus in 2006 prior to the expiration of his vested stock options. Vested stock options typically expire within 90 days of the employment termination date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The table below shows the potential payments and benefits to which each Named Executive Officer would be entitled under the Company’s Executive Change in Control and Severance Benefit Plan (the “Severance Plan”) adopted by the Board of Directors, or, as applicable, such Named Executive Officer’s employment agreement to the extent such agreement provides for greater benefits. The Severance Plan and applicable employment agreements are described in more detail in the section following this table. The amounts shown in the table assume that termination was effective as of December 31, 2006 and that all eligibility requirements under the Severance Plan or applicable employment agreement were met, except that actual amounts are shown below for Mr. Titus whose employment with the Company was terminated in September 2006.

		Termination without Cause or Constructively Terminated
Name	Benefits	Within the Context of Change in Control	Outside the Context of Change in Control
Ted W. Love, M.D. (1)	Cash severance	$655,000	$655,000
	Cash bonus	320,000	—
	Medical benefits	18,969	18,969
	Stock option vesting acceleration (5)	—	—
	Total	$993,969	$673,969

H. Ward Wolff (2)	Cash severance	$375,000	$375,000
	Cash bonus	—	—
	Medical benefits	—	—
	Stock option vesting acceleration (5)	—	—
	Total	$375,000	$375,000

Michael D. Levy, M.D. (3)	Cash severance	$410,000	$410,000
	Cash bonus	225,000	184,828
	Medical benefits	18,969	18,969
	Stock option vesting acceleration (5)	—	—
	Total	$653,969	$613,797

Lee Bendekgey	Cash severance	$357,000	$357,000
	Cash bonus	126,449	—
	Medical benefits	18,969	18,969
	Stock option vesting acceleration (5)	—	—
	Total	$502,418	$375,969

Gary S. Titus (4)	Cash severance	—	$258,750
	Cash bonus	—	—
	Medical benefits	—	—
	Stock option vesting acceleration	—	628,409
	Total	—	$887,159

(1)	The Company entered into an employment agreement with Dr. Love in January 2001, pursuant to which he is entitled to cash severance benefits and medical benefits substantially equivalent to those shown above in the column under the heading “Outside the Context of a Change in Control.” Under the terms of his agreement, Dr. Love is entitled to be paid his cash severance in a lump sum. Dr. Love is entitled to additional vesting and option exercise benefits under the terms of his employment as described below. In addition, Dr. Love, or his estate, as applicable, are entitled to the benefits under his employment agreement in the event his employment is terminated due to his death or disability.

(2)	Mr. Wolff joined the Company in July 2006 as Senior Vice President, Finance and Chief Financial Officer, and he did not receive any cash bonus prior to December 31, 2006. The cash bonus component payable under the Severance Plan equals the highest amount of bonus received by the Named Executive Officer in any consecutive 11-month period that occurred within the preceding 36-month period. In addition, Mr. Wolff waived coverage under the Company’s medical benefit plans in 2006.
(3)	The Company entered into an employment agreement with Dr. Levy in September 2004, pursuant to which he is entitled to cash bonus benefits in addition to those provided for in the Severance Plan. Specifically, in the event the Company terminates Dr. Levy’s employment other than for cause outside the context of a change in control, Dr. Levy is entitled to receive a payment of any accrued but unpaid bonus. If such a termination occurred as of December 31, 2006, Dr. Levy would be entitled to $184,828, his accrued bonus for 2006 which was paid in 2007.
(4)	Mr. Titus’ employment with the Company was terminated on September 1, 2006. In accordance with the Severance Plan, Mr. Titus was entitled to cash severance equal to his 12-month salary of $258,750, of which $85,535 was paid in 2006 and the remainder will be paid in 2007. In addition, Mr. Titus was credited with an additional 12 months of vesting of his stock options outstanding at his termination date as provided under the Severance Plan. These accelerated stock options were exercised and the underlying shares were sold within 90 days of Mr. Titus’ termination date, resulting in a net realized value of $628,409. Mr. Titus did not elect continuation of coverage under the Company’s medical benefit plans.
(5)	The closing price of the Company’s common stock was $4.00 as of December 29, 2006, the last trading day in 2006. The exercise prices of all stock options held by the Named Executive Officers as of that date were above $4.00. Accordingly, the Named Executive Officers would not receive any benefits from the acceleration of stock option vesting as provided in the Severance Plan.

Employment and Severance Agreements

Dr. Love’s Agreement

In January 2001, we entered into an employment agreement with Dr. Love. Pursuant to the agreement, we were obligated to pay Dr. Love an initial annual salary of $485,000. In addition, Dr. Love is entitled to participate in our management bonus pool, employee benefit plans maintained by us and in other benefits provided to our executive officers, including retirement and 401(k) plans, deferred compensation, medical and dental, annual vacation, paid holidays, sick leave, and similar benefits.

In connection with Dr. Love’s employment agreement, we also granted Dr. Love options to purchase an aggregate of 166,666 shares of our common stock, including:

•

an option under our 1995 Stock Option Plan to purchase 10,613 shares at an exercise price of $37.69 per share, the fair market value of our common stock on the date of grant as determined under that plan, which shares became exercisable in four equal annual installments commencing one year after the date of grant; and

•

an option to purchase 156,053 shares at an exercise price of $37.50 per share, the closing price on the date of grant, of which 50,000 shares became exercisable immediately and the remainder became exercisable in four equal annual installments commencing one year after the date of grant.

In the event of termination of Dr. Love’s employment by us other than for cause or if there exists good reason for Dr. Love to terminate his employment:

•

any options granted to Dr. Love in connection with his employment agreement or otherwise over the first four years of his employment, beginning January 11, 2001, will immediately become vested and exercisable;

•	Dr. Love’s right to exercise his options will be extended by eighteen months;

•	Dr. Love will immediately receive a lump sum payment equal to twelve months of his then-current base salary; and

•	Dr. Love’s health, disability, and life insurance benefits and those for his family will continue for an additional twelve months.

For purposes of Dr. Love’s employment agreement, “good reason” includes events such as the material reduction of Dr. Love’s authority, duties, title, or responsibilities, the material reduction of Dr. Love’s salary, and termination of Dr. Love’s employment within one year after a change of control. Dr. Love agreed that our merger with Variagenics, Inc. did not constitute a change of control for purposes of defining good reason. Under Dr. Love’s agreement, “cause” means his willful failure to comply with a lawful instruction of the Board of Directors or a conviction of any felony involving moral turpitude.

For purposes of Dr. Love’s employment agreement, “change of control” means:

•	any event in which we sell, transfer, or dispose of all or substantially all of our assets (or consummation of a similar transaction);

•	the dissolution or liquidation of Nuvelo; or

•

any merger, consolidation, or transfer of securities of Nuvelo with, or into another corporation or entity, other than a merger, consolidation, or transfer in which the holders of more than 50% of the shares of our capital stock immediately prior to such transaction continue to hold more than 50% of the total voting power of the surviving entity immediately after such transaction.

In the event of Dr. Love’s death, the benefits described above will be paid to his heirs. In the event Dr. Love is disabled for at least six consecutive months while employed by us, we may terminate Dr. Love, but must pay him the benefits described above.

As provided by the terms of Dr. Love’s employment agreement, we entered into a loan agreement with Dr. Love in July 2002, pursuant to which he borrowed up to $2.0 million from us. The loan agreement provided for interest on outstanding balances to accrue at the lowest applicable federal interest rate or such other higher rate of interest, if required, to constitute a market rate of interest as contemplated by the Rules and Regulations of the Financial Accounting Standards Board and the SEC. Interest accrued but was deferred and all interest and principal was due in January 2006. The employment agreement also provided that, at any time following his first year of employment but before the third anniversary of the beginning of his employment, so long as Dr. Love had not exercised his option to purchase 50,000 of the 166,666 shares described above in accordance with his employment agreement, Dr. Love could forfeit the option to purchase 50,000 shares in exchange for $2.0 million plus the accrued interest under the loan agreement, and then the loan would become immediately due and payable. In January 2004, Dr. Love forfeited the option to purchase 50,000 shares of our common stock in exchange for a payment from the Company of $2,291,979. Concurrently, Dr. Love repaid his loan to the Company in full, with interest, in the amount of $2,291,979.

Dr. Levy’s Agreement

On September 9, 2004, we entered into an employment agreement with Dr. Levy. Pursuant to the agreement, we were obligated to pay Dr. Levy an initial annual salary of $375,000, and a $15,000 hiring bonus, repayable to the Company if Dr. Levy voluntarily left the Company before the first anniversary of his employment. In addition, Dr. Levy is entitled to participate in our management bonus pool, employee benefit plans maintained by us and in other benefits provided to our executive officers, including 401(k) plans, medical, vision and dental, annual vacation, paid holidays, sick leave, and similar benefits.

In connection with Dr. Levy’s employment agreement, we also granted Dr. Levy an option under our 2004 Equity Incentive Plan to purchase 175,000 shares of our common stock at an exercise price equal to $9.83 per share, the approximate fair market value of our common stock on the date of his first day of employment. One fourth of these shares became exercisable one year after the first day of his employment, while the remainder vest monthly in equal installments during a period of three years commencing on the first anniversary of the first day of his employment.

Under the terms of his agreement, in the event of termination of Dr. Levy’s employment by us other than for cause:

•	Dr. Levy will receive twelve months of his then-current base salary and any accrued bonus to which he is entitled;

•	any options granted to Dr. Levy will continue to vest during the 12 month period of his salary extension; and

•	Dr. Levy’s health benefits will continue for an additional twelve months.

Under the terms of his agreement, in the event that Dr. Levy’s position is either eliminated or deemed not to be equivalent as a result of a change in control:

•	any options granted to Dr. Levy will fully vest as of the effective date of the change in control;

•	Dr. Levy will receive twelve months of his then-current base salary and any accrued bonus to which he is entitled; and

•	Dr. Levy’s health benefits will continue for an additional twelve months.

Equity Incentive and Severance Benefit and Change in Control Plans

1995 Stock Option Plan

All options granted under our 1995 Stock Option Plan, as amended, and our Directors Plan become immediately exercisable in the event of a change of control (as defined in that plan). “Change of Control” under these plans means:

•	an acquisition by any entity or group of beneficial ownership of more than 50% of our outstanding securities entitled to vote for the election of directors, or voting securities;

•	the commencement by an entity or group of a tender offer (other than by us or one of our subsidiaries) for more than 50% of our outstanding voting securities;

•

a merger or consolidation in which the holders of our outstanding voting securities immediately prior to the merger hold less than 50% of the outstanding voting securities of the surviving or resulting corporation;

•	a transfer of all or substantially all of our assets other than to an entity of which we hold at least 80% of the voting securities; and

•	the election of the lesser of three directors or directors constituting a majority of our Board of Directors without the approval of the incumbent Board of Directors.

Our Board of Directors adopted a resolution providing that our merger with Variagenics did not constitute a change of control under these stock option plans.

2002 Equity Incentive Plan

In the event of an “acquisition” under our 2002 Equity Incentive Plan, the vesting of all options and restricted stock awards outstanding under the 2002 Plan will be accelerated and such awards will be fully exercisable. For purposes of the 2002 Plan, the term “acquisition” means:

•	the acquisition by any entity, person, or group of beneficial ownership, as that term is defined in Rule 13d-3 under the Exchange Act, of more than 50% of our outstanding voting securities;

•

the effective time of (1) a merger or consolidation of us with one or more corporations as a result of which the holders of our outstanding voting securities immediately prior to such merger hold less than 50% of the voting securities of the surviving or resulting corporation, or (2) a transfer of substantially all of our property or assets other than to an entity of which we own at least 50% of the voting securities; or

•	the election to our Board of Directors, without the recommendation or approval of the incumbent Board of Directors, of directors constituting a majority of the number of our directors then in office.

2004 Equity Incentive Plan

The 2004 Equity Incentive Plan, or 2004 Plan, defines a “Change in Control” of the Company as any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the event, direct or indirect beneficial ownership of a majority of the total combined voting power of the voting securities of the Company, its successor, or the corporation to which the assets of the Company were transferred:

•	a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company’s voting stock;

•	a merger or consolidation in which the Company is a party;

•	the sale, exchange, or transfer of all or substantially all of the assets of the Company; or

•	a liquidation or dissolution of the Company.

If a Change in Control occurs, the surviving, continuing, successor, purchasing, or parent corporation thereof may either assume all outstanding awards or substitute new awards having an equivalent value. In the event of a Change in Control and the outstanding stock options and stock appreciation rights are not assumed or replaced, then all unexercisable, unvested, or unpaid portions of such outstanding awards will become immediately exercisable, vested, and payable in full immediately prior to the date of the Change in Control.

In the event of a Change in Control, the lapsing of all vesting conditions and restrictions on any shares subject to any restricted stock award, restricted stock unit, or performance award held by a participant whose service with the Company has not terminated prior to the Change in Control shall be accelerated effective as of the date of the Change in Control. For this purpose, the value of outstanding performance awards will be determined and paid on the basis of the greater of (i) the degree of attainment of the applicable performance goals prior to the date of the Change in Control or (ii) 100% of the pre-established performance goal target.

Any award not assumed, replaced, or exercised prior to the Change in Control will terminate. The 2004 Plan authorizes the Committee, in its discretion, to provide for different treatment of any award, as may be specified in such award’s written agreement, which may provide for acceleration of the vesting or settlement of any award, or provide for longer periods of exercisability, upon a Change in Control.

Executive Change in Control and Severance Benefit Plan

Our Board of Directors approved an Executive Change in Control and Severance Benefit Plan, or the Severance Plan, in December 2004. The plan provides for the payment of severance benefits and/or change in control benefits to our eligible employees. All of our employees at the level of Vice President or above have been designated by our Board as participants in the Severance Plan. Our Board may designate additional individuals as participants. To the extent a participant is entitled to greater benefits under his or her employment agreement with the Company, such additional benefits supersede the benefits payable pursuant to the Severance Plan.

The Severance Plan describes a “Change in Control” in Nuvelo as any one of the following events:

•	a sale or other disposition of all or substantially all of the assets of the Company;

•

a merger, consolidation, or similar transaction involving Nuvelo where, immediately after the transaction, the stockholders of Nuvelo immediately prior to the transaction do not directly or indirectly own, voting securities representing at least 50% of the combined outstanding voting power of the surviving entity;

•

any person, entity, or group becomes the beneficial owner of securities of Nuvelo representing at least 50% of the combined voting power of Nuvelo’s then-outstanding securities, other than by virtue of a merger, consolidation, or similar transaction; or

•

the individuals who, at the beginning of any period of two years or less, constituted the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by the vote of at least a majority of the directors then still in office who were directors at the beginning of the two year period.

If a Change in Control occurs, all Nuvelo stock options and stock awards held by a Severance Plan participant will become fully vested.

The Nuvelo stock options and stock awards held by a Severance Plan participant will also become fully vested if the participant is terminated without cause or constructively terminated within one month preceding our change in control. In addition, if a participant is terminated without cause or constructively terminated one month before or one year after a Change in Control, he or she will also be entitled to cash severance and benefits as follows:

•	payment equivalent to twelve months salary, paid over a twelve month period;

•	payment equal to the highest cash bonus received by the individual in any consecutive 11 month period within the preceding 36 months; and

•	reimbursement of premiums paid for continued medical coverage pursuant to COBRA for up to 12 months.

In addition, if a participant is terminated without cause or constructively terminated outside the context of a Change in Control, he or she will be entitled to 12 months of vesting of all stock options and stock awards held by him or her, and cash severance and benefits as follows:

•	payment equivalent to twelve months salary, paid over a twelve month period; and

•	reimbursement of premiums paid for continued medical coverage pursuant to COBRA for up to 12 months.

For the purposes of the Severance Plan, “constructive termination” includes a material diminution in authority, position, or responsibilities, a reduction in base salary, a change in the business location of more than 35 miles, a material breach by Nuvelo of any provisions of the Severance Plan, or any enforceable written agreement between Nuvelo and the participant, or any failure by Nuvelo to obtain assumption of the Plan by a successor. “Cause” includes a refusal or failure to follow the directions of the Board or individual to whom the participant reports, failure to perform duties in a satisfactory manner, or crimes involving moral turpitude, fraud, or dishonesty.

Compensation Committee Report

The undersigned are the current members of the Nuvelo, Inc. Compensation Committee. We have reviewed the Compensation Discussion and Analysis in this Proxy Statement, have discussed it with Company management, have recommended that it be included in the Company’s Proxy Statement, and have requested that this Compensation Committee Report be furnished to the SEC.

COMPENSATION COMMITTEE

Mark L. Perry, Chairperson1

Dr. James R. Gavin2

Kimberly Popovits3

(1)	A member since March 19, 2004
(2)	A member since September 18, 2006
(3)	A member since December 13, 2005

The Compensation Committee report on executive officer compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under these acts.

Compensation Committee Interlocks and Insider Participation

On January 1, 2006 through September 18, 2006, the Compensation Committee consisted of Ms. Popovits, Mr. Perry and Mr. Zubrow. From September 18, 2006 through the end of the 2006 fiscal year, the Compensation Committee consisted of Dr. Gavin, Mr. Perry, and Ms. Popovits. None of Dr. Gavin, Mr. Perry or Ms. Popovits (i) was formerly an officer or employee of us, (ii) was formerly an officer of us or any of our subsidiaries, or (iii) engaged in any related transactions as defined in Item 404(a) of Regulation S-K. During the fiscal year ended December 31, 2006, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under the Company’s policies applicable to transactions involving related persons, transactions involving related persons are assessed by the independent directors on the Company’s Board of Directors. Related persons include Nuvelo directors and executive officers, as well as immediate family members of directors and officers. If the determination is made that a related person has a material interest in any Company transaction, then the Company’s independent directors would review, approve or ratify it, and the transaction would be required to be disclosed in accordance with the applicable law and Nasdaq listing requirements. If the related person at issue is a director of Nuvelo, or a family member of a director, then that director would not participate in those discussions.

Dr. Rathmann, a former member of the Company’s Board of Directors and current Chairman Emeritus, provided a $20.0 million line of credit to the Company in August 2001, of which $11.0 million was drawn down, with the remaining $9.0 million having expired unused. The related promissory note bears interest at the prime rate plus 1%. In November 2003, the Company began repaying the outstanding balance over 48 months with equal monthly principal payments of $0.2 million. Accrued interest will be paid with the final payment in October 2007, unless both are repaid before then. As of December 31, 2006, the remaining principal and accrued interest to date totaled $4.5 million, and the interest rate on the note on this date was 9.25%. The outstanding principal and interest under the note may be repaid at any time in cash or upon mutual agreement, by conversion into shares of the Company’s common stock at a price based upon the average price of Nuvelo’s common stock over a 20-day period ending two days prior to the conversion or, if in connection with an equity financing, at the offering price. As of December 31, 2006, 437,379 shares would be issuable to fully repay the principal and interest outstanding upon conversion.

AUDIT COMMITTEE REPORT

Our Audit Committee was established on March 4, 1997, adopted its original Audit Committee charter on August 2, 2000, and adopted its current Audit Committee charter on March 23, 2005. Mr. Zubrow, as the chairperson, Mr. Perry and Dr. Sobel presently serve on the Audit Committee, and served on the Committee throughout fiscal year 2006. All three current Committee members are “independent” directors, as determined in accordance with Rule 10A-3(b)(1) of the Exchange Act and the current rules of the Nasdaq listing standards. Mr. Perry and Mr. Zubrow are each an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and auditing management’s assessment of the effectiveness of internal control over financial reporting. The independent registered public accounting firm has free access to the Committee to discuss any matters it deems appropriate. The Committee’s responsibility is to monitor and oversee these processes. The following is the Committee’s report submitted to the Board of Directors for the fiscal year ended December 31, 2006.

The Audit Committee met nine times during 2006 and has:

•	reviewed and discussed our Company’s audited financial statements with management and the independent registered public accounting firm;

•	discussed with KPMG and EY the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented; and

•

received from EY the written disclosures and the letter regarding their independence as required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and discussed the registered public accounting firm’s independence with them.

In addition, based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

AUDIT COMMITTEE

Barry L. Zubrow, Chairperson1

Mark L. Perry2

Dr. Burton E. Sobel3

(1)	A member since February 3, 2004
(2)	A member since December 10, 2003
(3)	A member since March 23, 2005

The Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under these acts.

OTHER INFORMATION

Other Matters at the Meeting

We do not know of any matters to be presented at the annual meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the annual meeting, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting the proxies.

Householding of Proxy Materials

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Nuvelo stockholders will be “householding” our proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and Annual Report, please notify your broker, or direct your written request to our Secretary, care of Nuvelo, Inc., 201 Industrial Road, Suite 310, San Carlos, California 94070. Stockholders who currently receive multiple copies of the Proxy Statement at their addresses and would like to request “householding” of their communications should contact their brokers.

Annual Report on Form 10-K; Available Information

We have filed with the Securities and Exchange Commission an Annual Report on Form 10-K. Each stockholder receiving this Proxy Statement will also be provided with a copy of our 2006 Annual Report to stockholders and our Annual Report on Form 10-K. We will provide without charge a copy of the 2004 Plan and the Purchase Plan upon written request to our Secretary. Copies of exhibits to our Annual Report on Form 10-K are available from us upon reimbursement of our reasonable costs in providing these documents and written request to our Secretary. Please address requests for these documents to: Secretary, Nuvelo, Inc., 201 Industrial Road, Suite 310, San Carlos, California 94070. Our filings with the Securities and Exchange Commission may be inspected at the offices of the Securities and Exchange Commission located in Washington, D.C. Documents filed electronically with the Securities and Exchange Commission may also be accessed through the website maintained by it at: www.sec.gov or through our website at www.nuvelo.com.

Stockholder Proposals for 2008 Annual Meeting

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at our next annual meeting of stockholders by submitting their proposals to us in a timely manner. In order to be so included for the 2008 annual meeting of stockholders, stockholder proposals must comply with the requirements of Rule 14a-8 and must be received by us no later than January 31, 2008, unless the meeting date is before May 1, 2008 or after July 1, 2008 in which case a reasonable time before we begin to print and mail our proxy materials. In addition, our By-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in our Proxy Statement, to be brought before an annual meeting of stockholders. In general, notice must be received by our Secretary not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at our 2008 annual meeting of stockholders, such a proposal must be received by us after March 1, 2008, but no later than March 31, 2008. If the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his proposal at such meeting, we need not present the proposal for a vote at such meeting. Stockholders should also review a copy of the Company’s By-laws for additional notice and informational requirements required to be included in a stockholder proposal or nomination to receive consideration by the Company.

By order of the Board of Directors:

/s/ Ted. W. Love

Ted. W. Love, M.D.

Chairman of the Board of Directors

and Chief Executive Officer

San Carlos, California

April 18, 2007

APPENDIX A

NUVELO, INC.

AMENDED 2004 EQUITY INCENTIVE PLAN

NUVELO, INC.

2004 EQUITY INCENTIVE PLAN

A-i

A-ii

AMENDED AND RESTATED

NUVELO, INC.

2004 EQUITY INCENTIVE PLAN

1.	ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1 Establishment.    The Nuvelo, Inc. 2004 Equity Incentive Plan (the “Plan”) was originally established effective as of May 6, 2004, the date of its approval by the stockholders of the Company (the “Effective Date”), and was subsequently amended and restated on May 7, 2006. The Plan was again, subject to stockholder approval, amended and restated by the Board on March 14, 2007.

1.2 Purpose.    The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Indexed Options, Stock Appreciation Rights, Restricted Stock Purchase Rights, Restricted Stock Bonuses, Performance Shares, Performance Units, Restricted Stock Units and Deferred Stock Units. After the Effective Date, the Company shall terminate, and no longer issue any awards from under, the Company’s 2002 Equity Incentive Plan, Director Stock Option Plan, Scientific Advisory Board/Consultants Stock Option Plan, 1995 Stock Option Plan and the Variagenics 1997 Employee, Director & Consultant Stock Option Plan.

1.3 Term of Plan.    The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, all Incentive Stock Options shall be granted, if at all, within ten (10) years from the Effective Date.

2.	DEFINITIONS AND CONSTRUCTION.

2.1 Definitions.    Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Affiliate” means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities. For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

(b) “Award” means any Option, Indexed Option, SAR, Restricted Stock Purchase Right, Restricted Stock Bonus, Performance Share, Performance Unit, Restricted Stock Unit or Deferred Stock Unit granted under the Plan.

(c) “Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant. An Award Agreement may be an “Option Agreement,” an “Indexed Option Agreement,” a “SAR Agreement,” a “Restricted Stock Purchase Agreement,” a “Restricted Stock Bonus Agreement,” a “Performance Share Agreement,” a “Performance Unit Agreement,” a “Restricted Stock Unit Agreement,” or a “Deferred Stock Unit Agreement.”

(d) “Board” means the Board of Directors of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(f) “Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(g) “Company” means Nuvelo, Inc., a Nevada corporation, or any successor corporation thereto.

(h) “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on a Form S-8 Registration Statement under the Securities Act.

(i) “Deferred Stock Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 11 of the Plan to receive a share of Stock on a date determined in accordance with the provisions of Section 11 and the Participant’s Award Agreement.

(j) “Director” means a member of the Board.

(k) “Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

(l) “Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(m) “Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a Director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i) If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall, unless expressly determined otherwise by the Committee, in its discretion, be the average of the high and low price of a share of Stock on such date, as quoted on the Nasdaq National Market, The Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(ii) If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

(p) “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(q) “Indexed Option” means an Option with an exercise price which either increases by a fixed percentage over time or changes by reference to a published index, as determined by the Committee and set forth in the Option Agreement.

(r) “Insider” means an Officer, a Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(s) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) an incentive stock option within the meaning of Section 422(b) of the Code.

(t) “Officer” means any person designated by the Board as an officer of the Company.

(u) “Option” means the right to purchase Stock at a stated price for a specified period of time granted to a Participant pursuant to Section 6 of the Plan. An Option may be either an Incentive Stock Option, a Nonstatutory Stock Option or an Indexed Option.

(v) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(w) “Participant” means any eligible person who has been granted one or more Awards.

(x) “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(y) “Participating Company Group” means, at any point in time, all entities collectively which are then Participating Companies.

(z) “Performance Award” means an Award of Performance Shares or Performance Units.

(aa) “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 9.3 of the Plan which provides the basis for computing the value of a Performance Award at one or more threshold levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(bb) “Performance Goal” means a performance goal established by the Committee pursuant to Section 9.3 of the Plan.

(cc) “Performance Period” means a period established by the Committee pursuant to Section 9.3 of the Plan at the end of which one or more Performance Goals are to be measured.

(dd) “Performance Share” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Share, as determined by the Committee, based on performance.

(ee) “Performance Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon performance.

(ff) “Prior Plan Options” means any option or other award granted by the Company which is subject to vesting or repurchase by the Company, including specifically, all such options and awards granted pursuant to the Company’s 2002 Equity Incentive Plan, Director Stock Option Plan, Scientific Advisory Board/Consultants Stock Option Plan, 1995 Stock Option Plan and the Variagenics 1997 Employee, Director & Consultant Stock Option Plan which is outstanding on or after the Effective Date.

(gg) “Restricted Stock Award” means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.

(hh) “Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 8 of the Plan.

(ii) “Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8 of the Plan.

(jj) “Restricted Stock Unit” or “Stock Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 10 of the Plan to receive a share of Stock on a date determined in accordance with the provisions of Section 10 and the Participant’s Award Agreement.

(kk) “Restriction Period” means the period established in accordance with Section 8.5 of the Plan during which shares subject to a Restricted Stock Award are subject to Vesting Conditions.

(ll) “Retirement” means a Participant’s termination of Service, if as of the date of such termination, the Participant has reached the age of fifty-eight (58) and has completed eight (8) years of continuous Service to the Participating Company Group. A Participant who terminates Service with the Participating Company Group and resumes Service more than six (6) months after his or her original termination date, will not have his or her Service with the Participant Company Group prior to his or her original termination date count for purposes of determining Retirement. Notwithstanding the foregoing, the Board shall have the discretion to determine on a case by case basis whether such prior Service with the Participant Company Group may be counted for purposes of Retirement. The Board will notify any rehired Participant if the Board has determined such prior Service will count towards Retirement, and in the absence of such notification from the Board, such Service shall not be counted for purposes of Retirement.

(mm) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(nn) “SAR” or “Stock Appreciation Right” means a bookkeeping entry representing, for each share of Stock subject to such SAR, a right granted to a Participant pursuant to Section 7 of the Plan to receive payment of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.

(oo) “Section 162(m)” means Section 162(m) of the Code.

(pp) “Securities Act” means the Securities Act of 1933, as amended.

(qq) “Service” means a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, if any such leave taken by a Participant exceeds ninety (90) days, then on the one hundred eighty-first (181st) day following the commencement of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option, unless the Participant’s right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the entity for which the Participant performs Service ceasing to be a Participating Company. In addition, a Participant’s Service shall be deemed to have terminated if, in the Committee’s sole discretion, the Participant’s employment relationship is transferred to an Affiliate or Subsidiary Corporation and the Participant is offered a replacement equity award from the Affiliate or Subsidiary Corporation. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(rr) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2 of the Plan.

(ss) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(tt) “Ten Percent Owner” means a Participant who, at the time an Incentive Stock Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(uu) “Vesting Conditions” mean those conditions established in accordance with Section 8.5 or Section 10.3 of the Plan prior to the satisfaction of which shares subject to a Restricted Stock Award or Restricted Stock Unit Award, respectively, remain subject to forfeiture or a repurchase option in favor of the Company upon the Participant’s termination of Service.

2.2 Construction.    Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.	ADMINISTRATION.

3.1 Administration by the Committee.    The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

3.2 Authority of Officers.    Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election. The Board may, in its discretion, delegate to a committee comprised of one or more Officers the authority to grant one or more Awards, without further approval of the Board or the Committee, to any Employee, other than a person who, at the time of such grant, is an Insider; provided, however, that (a) such Awards shall not be granted for shares in excess of the maximum aggregate number of shares of Stock authorized for issuance pursuant to Section 4.1, (b) the exercise price per share of each Option shall be not less than the Fair Market Value per share of the Stock on the effective date of grant (or, if the Stock has not traded on such date, on the last day preceding the effective date of grant on which the Stock was traded), and (c) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Board or the Committee and shall conform to the provisions of the Plan and such other guidelines as shall be established from time to time by the Board or the Committee.

3.3 Administration with Respect to Insiders.    With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.4 Committee Complying with Section 162(m).    If the Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Award which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

3.5 Powers of the Committee.    In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award;

(b) to determine the type of Award granted and to designate Options as Incentive Stock Options, Nonstatutory Stock Options or Indexed Options;

(c) to determine the Fair Market Value of shares of Stock or other property;

(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares purchased pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e) to determine whether an Award of Restricted Stock Units, SARs, Performance Shares or Performance Units will be settled in shares of Stock, cash, or in any combination thereof;

(f) to approve one or more forms of Award Agreement;

(g) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(i) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards;

(j) to authorize, in conjunction with any applicable Company deferred compensation plan, that the receipt of cash or Stock subject to any Award under this Plan, may be deferred under the terms and conditions of such Company deferred compensation plan; and

(k) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.6 No Repricing.    Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Board shall not approve a program providing for either (a) the cancellation of outstanding Options and/or SARs and the grant in substitution therefore of any new Awards, including specifically any new Options and/or SARs having a lower exercise price or (b) the amendment of outstanding Options and/or SARs to reduce the exercise price thereof. This paragraph shall not be construed to apply to “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Section 424 of the Code.

3.7 No Restricted Stock Award Acceleration.    Notwithstanding any provision of the Plan to the contrary, no Restricted Stock Award may be granted which provides, or subsequently amended to provide, for (i) any acceleration of vesting for any reason other than upon a Change in Control or after the Participant’s death or Disability and (ii) vesting of one hundred percent (100%) of any such Restricted Stock Award prior to the passage of three (3) years of Service (unless such Restricted Stock Award will vest in accordance with the satisfaction of any Performance Measure set forth in Section 9.4).

3.8 Indemnification.    In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.	SHARES SUBJECT TO PLAN.

4.1 Maximum Number of Shares Issuable.    Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be granted under the Plan shall be Thirteen Million Nine Hundred and Four Thousand and Eighty-Five (13,904,085), reduced at any time by the number of shares subject to the Prior Plan Options. Such shares shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If any outstanding Award, including any Prior Plan Options, for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase, including any Prior Plan Options, are forfeited or repurchased by the Company, the shares of Stock allocable to the terminated portion of such Award, including any Prior Plan Options, or such forfeited or repurchased shares of Stock shall again be available for grant under the Plan. Shares of Stock shall not be deemed to have been granted pursuant to the Plan with respect to any portion of an Award that is settled in cash. Notwithstanding anything to the contrary in this Section 4.1, the following shares of Stock shall not be available for reissuance under the Plan: (i) shares of Stock with respect to which the Participant has received the benefits of ownership (other than voting rights), either in the form of dividends, shares sold pursuant to a Cashless Exercise described in Section 6.3(a) or otherwise; (ii) shares of Stock which are withheld from any Award or payment under the Plan to satisfy tax withholding obligations pursuant to Section 15.2; (iii) shares of Stock which are surrendered by any Participant (through a Cashless Exercise, actual delivery of the shares or attestation of ownership) to fulfill tax withholding obligations or to pay the applicable exercise price for any Award; and (iv) shares of Stock subject to the grant of a SAR which are not issued upon settlement of the SAR.

4.2 Adjustments for Changes in Capital Structure.    Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Awards, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

5.	ELIGIBILITY AND AWARD LIMITATIONS.

5.1 Persons Eligible for Awards.    Awards may be granted only to Employees, Consultants and Directors. For purposes of the foregoing sentence, “Employees,” “Consultants” and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are granted in connection with written offers of an employment or other service relationship with the Participating Company Group; provided, however, that no Stock subject to any such Award shall vest, become exercisable or be issued prior to the date on which such person commences Service.

5.2 Participation.    Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one (1) Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3 Incentive Stock Option Limitations.

(a) Persons Eligible.    An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee of an ISO-Qualifying Corporation shall be deemed granted effective on the date such person commences Service with an ISO-Qualifying Corporation, with an exercise price determined as of such date in accordance with Section 6.1.

(b) Fair Market Value Limitation.    To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, shares issued pursuant to each such portion shall be separately identified.

5.4 Award Limits.

(a) Aggregate Limit on Restricted Stock Awards and Performance Awards.    Subject to adjustment as provided in Section 4.2, in no event shall more than One Million (1,000,000) shares of Stock in the aggregate be issued under the Plan pursuant to the exercise or settlement of Restricted Stock Awards and Performance Awards.

(b) Section 162(m) Award Limits.    The following limits shall apply to the grant of any Award if, at the time of grant, the Company is a “publicly held corporation” within the meaning of Section 162(m).

(i) Options and SARs.    Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Options or Freestanding SARs which in the aggregate are for more than Seven Hundred and Fifty Thousand (750,000) shares of Stock, provided, however, that the Company may make an additional one-time grant to any newly-hired Employee of an Option and/or SAR for the purchase of up to an additional Five Hundred Thousand (500,000) shares of

Stock. An Option which is canceled (or a Freestanding SAR as to which the exercise price is reduced to reflect a reduction in the Fair Market Value of the Stock) in the same fiscal year of the Company in which it was granted shall continue to be counted against such limit for such fiscal year.

(ii) Restricted Stock Awards and Restricted Stock Units.    Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Restricted Stock Awards or Restricted Stock Units, subject to Vesting Conditions based on the attainment of Performance Goals, for more than Four Hundred Thousand (400,000) shares of Stock, provided, however, that the Company may make an additional one-time grant to any newly-hired Employee of a Restricted Stock Award or Restricted Stock Units of up to an additional One Hundred and Fifty Thousand (150,000) shares of Stock.

(iii) Performance Awards.    Subject to adjustment as provided in Section 4.2, no Employee shall be granted (A) Performance Shares which could result in such Employee receiving more than Four Hundred Thousand (400,000) shares of Stock for each full fiscal year of the Company contained in the Performance Period for such Award, or (B) Performance Units which could result in such Employee receiving more than Two Million dollars ($2,000,000) for each full fiscal year of the Company contained in the Performance Period for such Award. No Participant may be granted more than one Performance Award for the same Performance Period.

6.	TERMS AND CONDITIONS OF OPTIONS.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1 Exercise Price.    The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option, and (c) notwithstanding anything to the contrary in this Section 6.1, in the case of an Indexed Option, the Committee shall determine the exercise price of such Indexed Option and the terms and conditions that affect, if any, any adjustments to the exercise price of such Indexed Option. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

6.2 Exercisability and Term of Options.    Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3 Payment of Exercise Price.

(a) Forms of Consideration Authorized.    Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (v) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration.

(i) Tender of Stock.    Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. Unless otherwise provided by the Committee, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months (and not used for another Option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(ii) Cashless Exercise.    The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

6.4 Effect of Termination of Service.    An Option shall be exercisable after a Participant’s termination of Service to such extent and during such period as determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option.

6.5 Transferability of Options.    During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. Prior to the issuance of shares of Stock upon the exercise of an Option, the Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act. Notwithstanding any of the foregoing, the Board may permit further transferability of any Option, on a general or specific basis, and may impose conditions and limitations on any permitted transferability.

7.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No SAR or purported SAR shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1 Types of SARs Authorized.    SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem

SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.

7.2 Exercise Price.    The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.

7.3 Exercisability and Term of SARs.

(a) Tandem SARs.    Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

(b) Freestanding SARs.    Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR.

7.4 Exercise of SARs.    Upon the exercise (or deemed exercise pursuant to Section 7.5) of a SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made in cash, shares of Stock, or any combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing such SAR, payment shall be made in a lump sum as soon as practicable following the date of exercise of the SAR. The Award Agreement evidencing any SAR may provide for deferred payment in a lump sum or in installments. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, a SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant.

7.5 Deemed Exercise of SARs.    If, on the date on which a SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

7.6 Effect of Termination of Service.    Subject to earlier termination of the SAR as otherwise provided herein a SAR shall be exercisable after a Participant’s termination of Service to such extent and during such period as determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such SAR and thereafter shall terminate.

7.7 Nontransferability of SARs.    During the lifetime of the Participant, a SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. Prior to the exercise of a SAR, the SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding any of the foregoing, the Board may permit further transferability of any SAR, on a general or specific basis, and may impose conditions and limitations on any permitted transferability.

8.	TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS.

Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Stock Award or purported Restricted Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1 Types of Restricted Stock Awards Authorized.    Restricted Stock Awards may be in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 9.4. If either the grant of a Restricted Stock Award or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5(a).

8.2 Purchase Price.    The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to such Restricted Stock Award.

8.3 Purchase Period.    A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right; provided, however, that no Restricted Stock Purchase Right granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service.

8.4 Payment of Purchase Price.    Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check, or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof. The Committee may at any time or from time to time grant Restricted Stock Purchase Rights which do not permit all of the foregoing forms of consideration to be used in payment of the purchase price or which otherwise restrict one or more forms of consideration. Restricted Stock Bonuses shall be issued in consideration for past services actually rendered to a Participating Company or for its benefit.

8.5 Vesting and Restrictions on Transfer.    Shares issued pursuant to any Restricted Stock Award may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any Restriction Period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event, as defined in Section 13.1, or as provided in Section 8.8. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

8.6 Voting Rights; Dividends and Distributions.    Except as provided in this Section, Section 8.5 and any Award Agreement, during the Restriction Period applicable to shares subject to a Restricted Stock Award, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, in the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, then any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

8.7 Effect of Termination of Service.    Unless otherwise provided by the Committee in the grant of a Restricted Stock Award and set forth in the Award Agreement, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or Disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

8.8 Nontransferability of Restricted Stock Award Rights.    Prior to the issuance of shares of Stock pursuant to a Restricted Stock Award, rights to acquire such shares shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9.	TERMS AND CONDITIONS OF PERFORMANCE AWARDS.

Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No Performance Award or purported Performance Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1 Types of Performance Awards Authorized.    Performance Awards may be in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

9.2 Initial Value of Performance Shares and Performance Units.    Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.2, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial value of one hundred dollars ($100). The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

9.3 Establishment of Performance Period, Performance Goals and Performance Award Formula.    In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to “performance-based compensation,” the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Performance Award Formula shall not be changed during the Performance Period. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

9.4 Measurement of Performance Goals.    Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

(a) Performance Measures.    Performance Measures shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry. Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Measures applicable to a Performance Award shall be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Performance Measures may be one or more of the following, or a combination of the any of the following, as determined by the Committee:

(i)	revenue;
(ii)	gross margin;
(iii)	operating margin;
(iv)	operating income;
(v)	pre-tax profit;
(vi)	earnings before interest, taxes and depreciation;
(vii)	net income;
(viii)	cash flow;
(ix)	expenses;
(x)	the market price of the Stock;
(xi)	earnings per share;
(xii)	return on stockholder equity;
(xiii)	return on capital;
(xiv)	return on net assets;
(xv)	economic value added;
(xvi)	number of customers;

(xvii)	market share;
(xviii)	return on investment
(xix)	profit after tax
(xx)	product approval; and
(xxi)	customer satisfaction.

(b) Performance Targets.    Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value or as a value determined relative to a standard selected by the Committee.

9.5 Settlement of Performance Awards.

(a) Determination of Final Value.    As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(b) Discretionary Adjustment of Award Formula.    In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant who is not a “covered employee” within the meaning of Section 162(m) (a “Covered Employee”) to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine. If permitted under a Covered Employee’s Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Performance Award.

(c) Effect of Leaves of Absence.    Unless otherwise required by law, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on a leave of absence.

(d) Notice to Participants.    As soon as practicable following the Committee’s determination and certification in accordance with Sections 9.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

(e) Payment in Settlement of Performance Awards.    As soon as practicable following the Committee’s determination and certification in accordance with Sections 9.5(a) and (b), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. An Award Agreement may provide for deferred payment in a lump sum or in installments. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalents or interest.

(f) Provisions Applicable to Payment in Shares.    If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the value of a share of Stock determined by the method specified in the Award Agreement. Such methods may include, without limitation, the closing market price on a specified date (such as the settlement date) or an average of market prices over a series of trading days. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.

9.6 Voting Rights; Dividend Equivalent Rights and Distributions.    Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which the Performance Shares are settled or forfeited. Such Dividend Equivalents, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock. The number of additional Performance Shares (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalents may be paid currently or may be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 9.5. Dividend Equivalents shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

9.7 Effect of Termination of Service.    The effect of a Participant’s termination of Service on the Performance Award shall be determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Performance Award.

9.8 Nontransferability of Performance Awards.    Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARDS.

Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Stock Unit Award or purported Restricted Stock Unit Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted

Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

10.1 Grant of Restricted Stock Unit Awards.    Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 9.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5(a).

10.2 Purchase Price.    No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit.

10.3 Vesting.    Restricted Stock Units may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.

10.4 Voting Rights, Dividend Equivalent Rights and Distributions.    Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to date on which Restricted Stock Units held by such Participant are settled. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

10.5 Effect of Termination of Service.    Unless otherwise provided by the Committee in the grant of a Restricted Stock Unit Award and set forth in the Award Agreement, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or Disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

10.6 Settlement of Restricted Stock Unit Awards.    The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 10.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes. Notwithstanding the foregoing, if permitted by the Committee and set forth in the Award Agreement, the Participant may elect in accordance with terms specified in the Award Agreement to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

10.7 Nontransferability of Restricted Stock Unit Awards.    Prior to the issuance of shares of Stock in settlement of a Restricted Stock Unit Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

11.	DEFERRED STOCK UNITS.

11.1 Establishment of Deferred Stock Unit Program.    The Committee, in its discretion and upon such terms and conditions as it may determine, may establish one or more programs pursuant to the Plan under which:

(a) Participants designated by the Committee who are Insiders or otherwise among a select group of highly compensated Employees may irrevocably elect, prior to a date specified by the Committee, to reduce such Participant’s compensation otherwise payable in cash (subject to any minimum or maximum reductions imposed by the Committee) and to be granted automatically at such time or times as specified by the Committee one or more Awards of Deferred Stock Units with respect to such numbers of shares of Stock as determined in accordance with the rules of the program established by the Committee and having such other terms and conditions as established by the Committee.

(b) Participants designated by the Committee who are Insiders or otherwise among a select group of highly compensated Employees may irrevocably elect, prior to a date specified by the Committee, to be granted automatically an Award of Deferred Stock Units with respect to such number of shares of Stock and upon such other terms and conditions as established by the Committee in lieu of:

(i) shares of Stock otherwise issuable to such Participant upon the exercise of an Option;

(ii) cash or shares of Stock otherwise issuable to such Participant upon the exercise of a SAR; or

(iii) cash or shares of Stock otherwise issuable to such Participant upon the settlement of a Performance Award.

11.2 Terms and Conditions of Deferred Stock Units.    Deferred Stock Units granted pursuant to this Section 11 shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No such Deferred Stock Unit or purported Deferred Stock Unit shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Deferred Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

(a) Vesting Conditions.    Deferred Stock Units shall not be subject to any vesting conditions.

(b) Terms and Conditions of Deferred Stock Units.

(i) Voting Rights; Dividend Equivalent Rights and Distributions.    Participants shall have no voting rights with respect to shares of Stock represented by Deferred Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, a Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to date on which Deferred Stock Units held by such Participant are settled. Such Dividend Equivalents shall be paid by crediting the Participant with additional whole and/or fractional Deferred Stock Units as of the date of payment of such cash dividends on Stock. The method of determining the number of additional Deferred Stock Units to be so credited shall be specified by the Committee and set forth in the Award Agreement. Such additional Deferred Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Deferred Stock Units originally subject to the Deferred Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Deferred Stock Unit Award so that it represent the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Award.

(ii) Settlement of Deferred Stock Unit Awards.    A Participant electing to receive an Award of Deferred Stock Units pursuant to this Section 11, shall specify at the time of such election a settlement date with respect to such Award. The Company shall issue to the Participant as soon as practicable following the earlier of the settlement date elected by the Participant or the date of termination of the Participant’s Service, a number of whole shares of Stock equal to the number of whole Deferred Stock Units subject to the Deferred Stock Unit Award. Such shares of Stock shall be fully vested, and the Participant shall not be required to pay any additional consideration (other than applicable tax withholding) to acquire such shares. Any fractional Deferred Stock Unit subject to the Deferred Stock Unit Award shall be settled by the Company by payment in cash of an amount equal to the Fair Market Value as of the payment date of such fractional share.

(iii) Nontransferability of Deferred Stock Unit Awards.    Prior to their settlement in accordance with the provision of the Plan, no Deferred Stock Unit Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Deferred Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

12.	STANDARD FORMS OF AWARD AGREEMENT.

12.1 Award Agreements.    Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. Any Award Agreement may consist of an appropriate form of Notice of Grant and a form of Agreement incorporated therein by reference, or such other form or forms as the Committee may approve from time to time.

12.2 Authority to Vary Terms.    The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

13.	CHANGE IN CONTROL.

13.1 Definitions.

(a) An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company); or (iv) a liquidation or dissolution of the Company.

(b) A “Change in Control” shall mean an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of an Ownership Change Event described in Section 13.1(a)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

13.2 Effect of Change in Control on Options and SARs.

(a) Accelerated Vesting.    Notwithstanding any other provision of the Plan to the contrary, the Committee, in its sole discretion, may provide in any Award Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability and vesting in connection with such Change in Control of any or all outstanding Options and SARs and shares acquired upon the exercise of such Options and SARs upon such conditions and to such extent as the Committee shall determine.

(b) Assumption or Substitution.    In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent corporation thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of the Participant, either assume the Company’s rights and obligations under outstanding Options and SARs or substitute for outstanding Options and SARs substantially equivalent options and stock appreciation rights for the Acquiring Corporation’s stock. In the event that the Acquiring Corporation elects not to assume or substitute for outstanding Options and SARs in connection with a Change in Control, or if the Acquiring Corporation is not a “publicly held corporation” within the meaning of Section 162(m), the exercisability and vesting of each such outstanding Option, SAR and any shares acquired upon the exercise thereof held by a Participant whose Service has not terminated prior to such date shall be accelerated, effective as of the date ten (10) days prior to the date of the Change in Control. The exercise or vesting of any Option, SAR and any shares acquired upon the exercise thereof that was permissible solely by reason of this Section 13.2 and the provisions of such applicable Award Agreement shall be conditioned upon the consummation of the Change in Control. Any Options and SARs which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option or SAR prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the applicable Award Agreement evidencing such Option or SAR except as otherwise provided in such applicable Award Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options and SARs immediately prior to an Ownership Change Event described in Section 13.1(a)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options and SARs shall not terminate unless the Committee otherwise provides in its discretion.

(c) Cash-Out.    The Committee may, in its sole discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Option or SAR outstanding immediately prior to the Change in Control shall be canceled in exchange for a payment with respect to each vested share of Stock subject to such canceled Option or SAR in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the excess of the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control over the exercise price per share under such Option or SAR (the “Spread”). In the event such determination is made by the Committee, the Spread (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of their canceled Options and SARs as soon as practicable following the date of the Change in Control.

13.3 Effect of Change in Control on Restricted Stock Awards.    The Committee may, in its discretion, provide in any Award Agreement evidencing a Restricted Stock Award that, in the event of a Change in Control, the lapsing of the Restriction Period applicable to the shares subject to the Restricted Stock Award held by a Participant whose Service has not terminated prior to the Change in Control shall be accelerated effective immediately prior to the consummation of the Change in Control to such extent as specified in such Award Agreement. Any acceleration of the lapsing of the Restriction Period that was permissible solely by reason of this Section 13.3 and the provisions of such Award Agreement shall be conditioned upon the consummation of the Change in Control.

13.4 Effect of Change in Control on Performance Awards.    The Committee may, in its discretion, provide in any Award Agreement evidencing a Performance Award that, in the event of a Change in Control, the Performance Award held by a Participant whose Service has not terminated prior to the Change in Control shall become payable effective as of the date of the Change in Control to such extent as specified in such Award Agreement.

13.5 Effect of Change in Control on Restricted Stock Unit Awards.    The Committee may, in its discretion, provide in any Award Agreement evidencing a Restricted Stock Unit Award that, in the event of a Change in Control, the Restricted Stock Unit Award held by a Participant whose Service has not terminated prior to such date shall be settled effective as of the date of the Change in Control to such extent as specified in such Award Agreement.

13.6 Effect of Change in Control on Deferred Stock Units.    The Committee may, in its discretion, provide in any Award Agreement evidencing a Deferred Stock Unit Award that, in the event of a Change in Control, the Deferred Stock Units pursuant to such Award shall be settled effective as of the date of the Change in Control to such extent as specified in such Award Agreement.

14.	COMPLIANCE WITH SECURITIES LAW.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

15.	TAX WITHHOLDING.

15.1 Tax Withholding in General.    The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise of an Option, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

15.2 Withholding in Shares.    The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

16.	AMENDMENT OR TERMINATION OF PLAN.

The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, (c) no Option and/or SAR repricing as described in Section 3.6, (d) no amendment to permit the granting of Options (other than Indexed Options) with exercise prices less than Fair Market Value on the date of grant, and (e) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. In any event, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant unless necessary to comply with any applicable law, regulation or rule.

17.	MISCELLANEOUS PROVISIONS.

17.1 Repurchase Rights.    Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

17.2 Provision of Information.    Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

17.3 Rights as Employee, Consultant or Director.    No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

17.4 Rights as a Stockholder.    A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2 or another provision of the Plan.

17.5 Fractional Shares.    The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

17.6 Severability.    If any one or more of the provisions (or any part thereof) of this Plan or of any Award Agreement issued hereunder, shall be held to be invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan or of any Award Agreement shall not in any way be affected or impaired thereby. The Company may, without the consent of any Participant, and in a manner determined necessary solely in the discretion of the Company, amend the Plan and any outstanding Award Agreement as the Company deems necessary to ensure the Plan and all Awards remain valid, legal or enforceable in all respects.

17.7 Beneficiary Designation.    Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

17.8 Unfunded Obligation.    Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

APPENDIX B

NUVELO, INC.

EMPLOYEE STOCK PURCHASE PLAN

1.	PURPOSE

The purpose of the Nuvelo, Inc. Employee Stock Purchase Plan is to provide eligible Employees of Nuvelo, Inc. and its Affiliates with an opportunity to acquire a proprietary interest in the Company through the purchase of Common Stock of the Company on a payroll deduction basis. It is believed that participation in the ownership of the Company will be to the mutual benefit of the eligible Employees and the Company. It is intended that this Plan shall constitute an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of Code Section 423.

2.	DEFINITIONS

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Plan, have the following meanings. Wherever appropriate, words used in the singular shall be deemed to include the plural and vice versa, and the masculine gender shall be deemed to include the feminine gender.

(a) Account means the funds accumulated with respect to an Employee as a result of deductions from his paycheck for the purpose of purchasing Common Stock under the Plan. The funds allocated to an Employee’s Account shall remain the property of the Employee at all times prior to the purchase of the Common Stock, but may be commingled with the assets of the Company and used for general corporate purposes. No interest shall be paid or accrued on any funds accumulated in the Accounts of Employees.

(b) Affiliate means a corporation, as defined in Section 424(f) of the Code, that is a parent or subsidiary of the Company, direct or indirect.

(c) Board means the Board of Directors of the Company.

(d) Code means the Internal Revenue Code of 1986, as amended.

(e) Committee means the committee to which the Board delegates the power to act under or pursuant to the provisions of the Plan, or the Board if no committee is selected.

(f) Common Stock means the shares of common stock of the Company, $.001 par value.

(g) Company means Nuvelo, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of the Company.

(h) Compensation means the compensation paid to an Employee by the Company during a payroll period for federal income tax purposes, as reported on an Employee’s Form W-2 (or comparable reporting form) for income tax withholding purposes.

(i) Effective Date means the date the Plan is adopted by, and made effective by, the Board, subject to the limitations of Section 16.

(j) Employee means any person who is employed by the Company or an Affiliate on a regular full-time basis. A person shall be considered employed on a regular full-time basis if he is customarily employed for more than twenty (20) hours per week.

(k) Offering Date means the date on which the Committee grants Employees the option to purchase shares of Common Stock.

(l) Offering Period means the period between the Offering Date and the Purchase Date.

(m) Purchase Date means the date on which the Committee purchases the shares of Common Stock, which date shall be the last day of an Offering Period.

(n) Participant means an Employee who elects to participate in the Plan.

(o) Plan means the Nuvelo, Inc. Employee Stock Purchase Plan.

3.	ELIGIBILITY

All Employees of the Company and, if designated by the Board, any Affiliate, who are employed by the Company and/or such designated Affiliate shall be eligible to participate in the Plan on the first Offering Date coincident with, or following the Employee’s first day of employment.

4.	ADMINISTRATION

The Plan shall be administered by the Committee, which shall consist of not less than two (2) members of the Board. Subject to the provisions of the Plan, the Committee shall be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, and application of the Plan shall be final, conclusive, and binding upon all Participants and any and all persons claiming under or through any Participant. Notwithstanding anything to the contrary in the Plan, the Committee shall have the discretion to modify the terms of the Plan with respect to Participants who reside outside of the United States or who are employed by a subsidiary of the Company that has been formed under the laws of any foreign country, if such modification is necessary in order to conform such terms to the requirements of local laws.

5.	STOCK

(a) The Common Stock to be sold to Participants under the Plan may, at the election of the Company, be either treasury shares, shares acquired on the open market, and/or shares originally issued for such purpose. The aggregate number of shares of Common Stock that shall be made available for purchase under the Plan shall not exceed one million shares (1,000,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in subparagraph (b) below. In the event any purchase right granted under the Plan expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto will again be available for purchase by Employees upon the exercise of purchase rights. If the total number of shares that otherwise would have been acquired under the Plan on any Purchase Date exceeds the number of shares of Common Stock then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. In such event, the payroll deductions to be made pursuant to the Participants’ authorizations shall be reduced accordingly, or refunded to the Participants, as the case may be, and the Company shall give written notice of such reduction or refund to each affected Participant.

(b) Appropriate adjustments in the aggregate number of shares of Common Stock that shall be made available for purchase under the Plan shall be made to give effect to any mergers, consolidations, acquisitions, reorganizations, stock splits, stock dividends, or other relevant changes in the capitalization of the Company occurring after the Effective Date. The establishment of the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or otherwise transfer all or any part of its business or assets. Adjustments under this Section 5 shall be made in the sole discretion of the Committee, and its decision shall be binding and conclusive.

(c) A Participant shall not have any interest in shares covered by his authorized payroll deduction until shares of Common Stock are acquired for his Account.

6.	PARTICIPATION

(a) Each Employee may become a Participant in the Plan by authorizing a payroll deduction on a form provided by the Committee. Such authorization shall become effective on the Offering Date coincident with, or the next Offering Date following the delivery of the authorization form to the Committee, provided that the Employee is eligible under Section 3 to participate in the Plan on such Offering Date.

(b) At the time an Employee files his authorization for a payroll deduction, he shall elect to have deductions made from each paycheck that he receives, such deductions to continue until the Participant withdraws from the Plan or otherwise becomes ineligible to participate in the Plan. Authorized payroll deductions shall be for a minimum of one percent (1%) and a maximum of ten percent (10%) of the Participant’s Compensation. The deduction rate so authorized shall continue in effect through the Offering Period and each succeeding Offering Period. A Participant may increase the rate of his payroll deduction effective as of any subsequent Offering Date by filing a new authorization form with the Company fifteen (15) or more days prior to the next Offering Date. A Participant may, at any time during any Offering Period, reduce his rate of payroll deduction by filing a new authorization form with the Company, which shall become effective as soon as practicable after it is filed.

(c) All Compensation deductions made for a Participant shall be credited to his Account. Except as may otherwise be provided by the Committee under Section 4, a Participant may not make any separate cash payment into his Account.

7.	PURCHASE OF SHARES

(a) On the Offering Date when a Participant’s authorization form for a deduction becomes effective, and on each succeeding Offering Date thereafter, he shall be deemed to have been granted an option to purchase as many full shares of Common Stock as he will be able to purchase with the Compensation deductions credited to his Account during the payroll periods within the applicable Offering Period for which the Compensation deductions are made. In addition to the foregoing, any cash dividends paid on shares of Common Stock held in his Account shall be added to the Account, and used to purchase Common Stock as otherwise provided herein.

(b) The purchase price for the shares of Common Stock to be purchased with payroll deductions from the Participant shall be equal to the lesser of ninety-five percent (95%) (or such other amount as the Committee shall authorize, but in no event less than eighty-five percent (85%)) of (i) the “fair market value” of a share of Common Stock on the Offering Date or (ii) the “fair market value” of a share on the Purchase Date. Fair market value shall be defined as the closing bid price of the Common Stock on the largest national securities exchange on which such Common Stock is listed at the time the Common Stock is to be valued. If the Common Stock is not then listed on any such exchange, the fair market value shall be the closing sales price if such is reported or otherwise the mean between the closing “Bid” and the closing “Ask” prices, if any, as reported in the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) for the date of valuation, or if none, on the most recent trade date thirty (30) days or less prior to the date of valuation for which such quotations are reported. If the Common Stock is not then listed on any such exchange or quoted in NASDAQ, the fair market value shall be the mean between the average of the “Bid” and the average of the “Ask” prices, if any, as reported in the National Daily Quotation Service for the date of valuation, or, if none, for the most recent trade date thirty (30) days or less prior to the date of valuation for which such quotations are reported. If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Committee.

8.	TIME OF PURCHASE

From time to time, the Committee shall grant to each Participant an option to purchase shares of Common Stock in an amount equal to the number of shares of Common Stock that the accumulated payroll deductions to be credited to his Account during the Offering Period may purchase at the applicable purchase price. Each

Offering Period shall be for a specified period of time to be fixed by the Committee and shall be for no less than one month and no more than twenty-seven (27) months’ duration. Each Participant who elects to purchase shares of Common Stock hereunder shall be deemed to have exercised his option automatically on such date of purchase. Administrative and commission costs on purchases shall be paid by the Company. The Committee shall cause to be delivered periodically to each Participant a statement showing the aggregate number of shares of Common Stock in his Account, the number of shares of Common Stock purchased for him in the preceding Offering Period, his aggregate Compensation deductions for the preceding Offering Period, the price per share paid for the shares of Common Stock purchased for him during the preceding Offering Period, and the amount of cash, if any, remaining in his Account at the end of the preceding Offering Period.

A Participant may request delivery to him of the cash in his Account or of the shares of Common Stock held in his Account at any time (subject to any limitations imposed by Section 16(b) of the Securities Exchange Act of 1934), and the delivery thereof shall be made at such regular time as the Company or its transfer agent shall determine. If such delivery is required at a time other than the normal transfer date set by the Company or its transfer agent, the Participant requesting such transfer shall pay the costs thereof. All of the cash deposits in his Account shall be paid to him promptly after receipt of notice of withdrawal, without interest. Shares of Common Stock to be delivered to a Participant under the Plan shall be registered in the name of the Participant or, if the Participant so directs in writing to the Committee, in the name of the Participant and such person(s) as may be designated by the Participant, to the extent permitted by applicable law, and delivered to the Participant as soon as practicable after the request for a withdrawal. If a Participant wishes to sell the shares of Common Stock in his Account, he may notify the Committee to sell the same, in lieu of a distribution of such shares, in which event all commission costs incurred in connection with the sale of the shares of Common Stock shall be borne by the Participant. The Company shall pay administrative costs associated therewith other than costs arising from a sale occurring at a time different from the prearranged dates set by the Company or its transfer agent for making such sales.

9.	CESSATION OF PARTICIPATION

A Participant may cease participation in the Plan at any time by notifying the Committee in writing of his intent to cease his participation. If such notice is received by the Committee the Company shall distribute to the Participant all of his accumulated payroll deductions, without interest. If any Participant ceases participation in the Plan, no further Compensation deductions shall be made on his behalf after the effective date of his cessation, except in accordance with a new authorization form filed with the Committee as provided in Section 6. Upon ceasing participation in the Plan, a Participant shall not be permitted to reenter the Plan until six (6) months have elapsed from the date his cessation becomes effective.

10.	INELIGIBILITY

An Employee must be employed by the Company or an Affiliate on the Purchase Date in order to participate in the purchase for that Offering Period. If an option expires without first having been exercised, all funds credited to the Participant’s Account shall be refunded without interest. If a Participant becomes ineligible to participate in the Plan at any time, all Compensation deductions made on behalf of the Participant that have not been used to purchase shares of Common Stock shall be paid to the Participant within sixty (60) days after the Committee determines that the Participant is not eligible to participate in the Plan.

11.	DESIGNATION OF BENEFICIARY

A Participant may file a written designation of a beneficiary who shall receive any shares of Common Stock (or remaining Compensation deductions) credited to the Participant’s Account under the Plan in the event of such Participant’s death prior to delivery to him of the certificates for such shares (or remaining Compensation deductions). The designation of a beneficiary may be changed by the Participant at any time by written notice given in accordance with rules and procedures established by the Committee. Upon the death of a Participant, and upon receipt by the Company of proof of the identity and existence, at the Participant’s death, of a beneficiary validly designated by him under the Plan, the Company shall deliver such shares of Common Stock (or remaining Compensation deductions) to such beneficiary. In the event of the death of the Participant, and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares (or remaining Compensation deductions) to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed, the Company, in its sole discretion, may deliver such shares (or remaining Compensation deductions) to the Participant’s spouse or to any one or more dependents or relatives of the Participant, or to such other person or persons as the Company may designate on behalf of the estate of such deceased Participant.

12.	TRANSFERABILITY

Neither Compensation deductions nor Plan contributions credited to a Participant’s Account nor any rights with regard to Plan participation or the right to purchase shares of Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by a Participant other than by will or the laws of descent and distribution; provided, however, that shares of Common Stock purchased on behalf of a Participant and left in his Account shall be subject to his absolute control. Any attempted assignment, transfer, pledge, or other disposition shall be void and without effect.

13.	AMENDMENT OR TERMINATION

The Board may, without further action on the part of the stockholders of the Company, at any time amend the Plan in any respect, or terminate the Plan, except that it may not:

(a) Permit the sale of more shares of Common Stock than are authorized under Section 5;

(b) Change the class of Affiliates whose Employees are eligible to participate in the Plan; or

(c) Effect a change inconsistent with Section 423 of the Code or the regulations issued thereunder.

14.	NOTICES

All notices or other communications by a Participant under or in connection with the Plan shall be deemed to have been duly given when received in writing by the Chief Financial Officer of the Company or when received in the form specified by the Committee at the location and by the person designated by the Committee for the receipt thereof.

15.	LIMITATIONS

Notwithstanding any other provisions of the Plan:

(a) The Company intends that this Plan shall constitute an employee stock purchase plan within the meaning of Section 423 of the Code. Any provisions required to be included in the Plan under said Section, and under regulations issued thereunder, are hereby included as though set forth in the Plan at length.

(b) No Employee shall be entitled to participate in the Plan if, immediately after the grant of an option hereunder, the Employee would own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or an Affiliate. For purposes of this Section 15, stock ownership shall be determined under the rules of Section 424(d) of the Code and stock that the Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

(c) No Employee shall be permitted to purchase Common Stock hereunder if his right and option to purchase Common Stock under this Plan and under all other employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Affiliates would result in an entitlement to purchase Common Stock in any one (1) calendar year in excess of a fair market value of $25,000 (determined at the time of grant).

(d) All Employees shall have the same rights and privileges under the Plan, except that the amount of Common Stock that may be purchased pursuant to the Plan shall bear a uniform relationship to an Employee’s Compensation. All rules and determinations of the Committee shall be uniformly and consistently applied to all persons in similar circumstances.

(e) Nothing in the Plan shall confer upon any Employee the right to continue in the employment of the Company or any Affiliate or affect the right that the Company or any Affiliate may have to terminate the employment of such Employee.

(f) No Participant shall have any right as a stockholder unless and until certificates for shares of Common Stock are issued to him or allocated to his Account.

(g) If under any provision of the Plan that requires a computation of the number of shares of Common Stock to be purchased, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.

(h) The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any Participant in the conduct of his own affairs. A Participant, therefore, may sell shares of Common Stock purchased under the Plan at any time he chooses, subject to compliance with any applicable federal or state securities laws or any applicable Company restriction or blackout periods; provided, however, that because of certain federal tax requirements, each Participant shall agree, by entering the Plan:

(i) promptly to give the Company notice of any shares of Common Stock disposed of within two (2) years after the date of grant of the applicable option, or within one (1) year of the Purchase Date, and the number of such shares disposed of (a “disqualifying disposition”);

(ii) that the Company may withhold, pursuant to Code §§ 3102, 3301, and 3402, from his wages and other cash compensation paid to him in all payroll periods following in the same calendar year, any additional taxes the Company may become liable for in respect of amounts includable in his income as additional compensation as a result of a disqualifying disposition of Common Stock acquired under the Plan, or as a result of the acquisition of Common Stock under the Plan; and

(iii) that he shall repay the Company any amount of additional taxes the Company may become liable for in respect of amounts includable in his income as additional compensation as a result of a disqualifying disposition of Common Stock acquired under the Plan, or as a result of the acquisition of Common Stock under the Plan, that cannot be satisfied by withholding from the wages and other cash compensation paid to him by the Company.

(i) This Plan is intended to comply in all respects with applicable law and regulations, including with respect to Participants who are officers or directors for purposes of Section 16 of the Securities Exchange Act of 1934, as amended from time to time, Rule 16b-3 of the Securities and Exchange Commission. In case any one or more provisions of this Plan shall be held invalid, illegal, or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permitted by law, any provision that could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan to be construed in compliance with all applicable law (including Rule 16b-3), so as to further the intent of this Plan. Notwithstanding anything herein to the contrary, with respect to Participants who are officers and directors for purposes of Section 16(b) of the Securities Exchange Act of 1934, as amended from time to time, and if required to comply with the rules promulgated thereunder, such Participants shall not be permitted to direct the sale of any Common Stock purchased hereunder until at least six (6) months have elapsed from the date of a purchase, unless the Committee determines that the sale of the Common Stock otherwise satisfies the then current Rule 16b-3 requirements.

16.	EFFECTIVE DATE AND APPROVALS

The Plan shall become effective at a time when:

(a) the Plan has been adopted by the Board; and

(b) a registration statement on Form S-8 under the Securities Act of 1933, as amended, has become effective with respect to the Plan; and

(c) the Committee has notified the eligible Employees that they may commence participation in the Plan; and

(d) the Plan is approved by the holders of a majority of the outstanding shares of Common Stock of the Company, which approval must occur within the period ending twelve (12) months after the date the Plan is adopted by the Board. In the event such stockholder approval is not obtained, the Plan shall terminate and have no further force or effect, and all amounts collected from the Participants during any initial Offering Period(s) hereunder shall be refunded.

Unless sooner terminated by the Board, or as set forth above, the Plan shall terminate upon the earlier of (i) the tenth (10th) anniversary of the adoption of the Plan by the Board, or (ii) the date on which all shares available for issuance under the Plan shall have been sold under the Plan.

17.	APPLICABLE LAW

All questions pertaining to the validity, construction, and administration of the Plan shall be determined in conformity with the laws of Delaware, to the extent not inconsistent with Section 423 of the Code and the regulations thereunder.

Adopted March 16, 1998, approved by the stockholders on May 18, 1998, amended effective May 23, 2000, approved by the stockholders on May 23, 2000, amended November 3, 2002, approved by the stockholders on January 28, 2003, amended and restated on December 14, 2004, amended and restated on March 23, 2005, approved by the stockholders on May 24, 2005, amended on March 14, 2007, and approved by the stockholders on             .

This Proxy is Solicited on Behalf of the Board of Directors Nuvelo, Inc. 2007 Annual Meeting of Stockholders

The undersigned hereby appoints Dr. Ted W. Love and Lee Bendekgey as proxies, with the power to act without the other and with power of substitution, and hereby authorizes them to represent and vote all the shares of stock of Nuvelo, Inc., a Delaware corporation, standing in the name of the undersigned with all powers which the undersigned would have if present at the Annual Meeting of Stockholders to be held on May 31, 2007, at 11:00 a.m. Pacific time and at any adjournment or adjournments thereof, as fully and with the same force and effect as the undersigned might or could so act if personally present thereat, as follows:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no selection is made, this proxy will be voted FOR proposals 1 through 4.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. If you have any questions, call Lee Bendekgey at 650-517-8000.

Proposal 1: Election of Class II Directors Nominees: Mark L. Perry Barry L. Zubrow

(To withhold authority to vote for any individual nominee, strike a line through that nominees name in the list above.)

Please mark your votes as in this example. VOTE FOR all nominees listed (except as marked to the contrary)

WITHHOLD AUTHORITY to vote for all nominees Proposal 2: Approval of amendment of Nuvelo, Inc. 2004 Equity Incentive Plan to increase the shares reserved under it by 2,000,000 FOR AGAINST ABSTAIN Proposal 3: Approval of amendment of Nuvelo, Inc. Employee Stock Purchase Plan to increase the shares reserved under it by 500,000 FOR AGAINST ABSTAIN Proposal 4: Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year 2007 FOR AGAINST ABSTAIN In their discretion, the proxies named on the front of this card are authorized to vote upon such other matters as may properly come before the 2007 Annual Meeting and at any adjournment or postponement thereof, and for the election of a person to serve as director if any of the above nominees are unable to serve.

I PLAN TO ATTEND THE MEETING Number of Shares Signature of Stockholder Date Signature of Stockholder Date

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such, If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

Please Detach Here You Must Detach This Portion of the Proxy Card Before Returning it in the Enclosed Envelope